                                                            EXECUTION COPY

                                                                  Exhibit 10.14B


                               PAMECO CORPORATION


                           --------------------------


                                  $80,000,000
                     AMENDED AND RESTATED CREDIT AGREEMENT


                           DATED AS OF MARCH 10, 1998


                           --------------------------




                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS AGENT

                               TABLE OF CONTENTS
                               -----------------

                                                                       PAGE
                                                                       ----
SECTION 1.  DEFINITIONS..............................................     1
     1.1  Defined Terms..............................................     1
     1.2  Other Definitional Provisions..............................    21

SECTION 2.  THE AMOUNT AND TERMS OF THE TERM LOAN
            FACILITY.................................................    22
     2.1  Term Loan Commitments......................................    22
     2.2  Term Loan Notes............................................    22
     2.3  Procedure for Term Loan Borrowing..........................    23
     2.4  Repayment of Term Loans....................................    23
     2.5  Use of Proceeds of Term Loans..............................    25

SECTION 3.  THE AMOUNT AND TERMS OF THE REVOLVING CREDIT
            FACILITY.................................................    25
     3.1  Revolving Credit Commitments...............................    25
     3.2  Revolving Credit Notes.....................................    25
     3.3  Procedure for Revolving Credit Borrowings..................    26
     3.4  Use of Proceeds of Revolving Credit Loans..................    27

SECTION 4.  AMOUNT AND TERMS OF SWINGLINE SUB-FACILITY...............    27
     4.1  Swingline Loans............................................    27
     4.2  Swingline Note.............................................    27
     4.3  Procedure for Swingline Borrowings.........................    27
     4.4  Participations.............................................    28
     4.5  Use of Proceeds of Swingline Loans.........................    28

SECTION 5.  AMOUNT AND TERMS OF LETTER OF CREDIT
            SUB-FACILITY.............................................    28
     5.1  Letters of Credit..........................................    29
     5.2  Fees, Expenses and Indemnification in Respect of
      Letter of Credit Obligations...................................    31

SECTION 6.  PROVISIONS RELATING TO CERTAIN EXTENSIONS OF
            CREDIT; FEES AND PAYMENTS................................    32
     6.1  Mandatory Prepayments......................................    32
     6.2  Optional Prepayments; Termination of Revolving Credit
          Commitments................................................    34
     6.3  Interest on Loans..........................................    35
     6.4  Conversion and Continuation Options........................    35
     6.5  Minimum Amounts and Maximum Number of Tranches.............    36
     6.6  Indemnification in Respect of Eurodollar Loans.............    36
     6.7  Unused Commitment Fee......................................    36
     6.8  Closing Fee................................................    37
     6.9  Computation of Interest and Fees...........................    37

     6.10  Inability to Determine Interest Rate......................    37
     6.11  Effective Date............................................    38
     6.12  Pro Rata Treatment and Payments...........................    38
     6.13  Illegality................................................    39
     6.14  Requirements of Law.......................................    39
     6.15  Taxes.....................................................    40
     6.16  Application of Payments...................................    42
     6.17  Adjustments; Set-off......................................    42
     6.18  Single Loan...............................................    43

SECTION 7.  REPRESENTATIONS AND WARRANTIES...........................    43
     7.1   Financial Condition.......................................    43
     7.2   Corporate Existence; Compliance with Law..................    44
     7.3   Corporate Power; Authorization............................    44
     7.4   Enforceable Obligations...................................    44
     7.5   No Legal Bar..............................................    45
     7.6   No Material Litigation....................................    45
     7.7   Federal Regulation........................................    45
     7.8   Investment Company Act....................................    45
     7.9   Disclosure................................................    45
     7.10  No Default................................................    46
     7.11  Ownership of Property; Liens..............................    46
     7.12  Taxes.....................................................    46
     7.13  No Burdensome Restrictions................................    47
     7.14  ERISA.....................................................    47
     7.15  Capital Stock.............................................    47
     7.16  Subsidiaries; Executive Offices...........................    47
     7.17  Security Documents........................................    48
     7.18  Projections...............................................    48
     7.19  Labor Matters.............................................    48
     7.20  Other Ventures............................................    49
     7.21  Employment and Labor Agreements...........................    49
     7.22  Intellectual Property.....................................    49
     7.23  No Material Adverse Effect................................    49
     7.24  Environmental Matters.....................................    49
     7.25  Public Warehouses.........................................    50

SECTION 8.  CONDITIONS PRECEDENT.....................................    50
     8.1  Conditions to the Initial Extension of Credit..............    50
     8.2  Conditions to Each Extension of Credit.....................    53

SECTION 9.  AFFIRMATIVE COVENANTS....................................    54
     9.1   Financial Statements......................................    54
     9.2   Certificates; Other Information...........................    55
     9.3   Payment of Obligations....................................    56

     9.4   Conduct of Business and Maintenance of Existence..........    57
     9.5   Maintenance of Property and Accounts; Cash Management.....    57
     9.6   Maintenance of Insurance..................................    57
     9.7   Inspection of Property; Books and Records; Discussions....    58
     9.8   Notices...................................................    59
     9.9   Communication with Accountants............................    60
     9.10  Lenders' Fees.............................................    60
     9.11  Payment of Taxes..........................................    60
     9.12  Environmental Laws; Environmental Indemnity...............    60
     9.13  Leases....................................................    61
     9.14  Additional Collateral.....................................    61
     9.15  Inventory.................................................    63
     9.16  Bank Accounts.............................................    63

SECTION 10.  NEGATIVE COVENANTS......................................    63
     10.1  Limitation on Indebtedness................................    63
     10.2  Limitation on Liens.......................................    64
     10.3  Prohibition of Fundamental Changes........................    65
     10.4  Limitation on Dividends and Restricted Payments...........    65
     10.5  Limitation on Investments, Acquisitions, Loans and
           Advances..................................................    66
     10.6  Limitation on Contingent Obligations......................    66
     10.7  Limitation on Sale of Assets..............................    67
     10.8  Financial Condition Covenants.............................
     10.9  Fiscal Year...............................................    67
     10.10 Limitation on Affiliate Transactions......................    67
     10.11 No Subsidiaries...........................................    67
     10.12 Accounting Treatment......................................    67
     10.13 Maintenance of Business...................................    68
     10.14 Cancellation of Claims or Indebtedness....................    68
     10.15 Environmental Matters.....................................    68
     10.16 Cash Management System....................................    68
     10.17 Bank Accounts.............................................    68

SECTION 11.  EVENTS OF DEFAULT.......................................    69

SECTION 12.  THE AGENT...............................................    72
     12.1  Appointment...............................................    72
     12.2  Delegation of Duties......................................    73
     12.3  Exculpatory Provisions....................................    73
     12.4  Reliance by Agent.........................................    73
     12.5  Notice of Default.........................................    73
     12.6  Non-Reliance on Agent and Other Lenders...................    74
     12.7  Indemnification...........................................    74
     12.8  Agent in Its Individual Capacity..........................    74
     12.9  Successor Agent...........................................    75

     12.10 No Effect on any Loan Party...............................    75

SECTION 13.  MISCELLANEOUS...........................................    75
     13.1  Complete Agreement; Amendments and Waivers................    75
     13.2  Successors and Assigns; Participations; Purchasers........    76
     13.3  Notices...................................................    78
     13.4  No Waiver; Cumulative Remedies............................    79
     13.5  Survival of Representations and Warranties................    79
     13.6  Payment of Expenses and Taxes; Indemnities................    79
     13.7  MUTUAL WAIVER OF JURY TRIAL...............................    80
     13.8  SUBMISSION TO JURISDICTION; WAIVERS.......................    81
     13.9  Further Assurances........................................    81
     13.10 Acknowledgements..........................................    82
     13.11 Severability..............................................    82
     13.12 Counterparts..............................................    82
     13.13 GOVERNING LAW.............................................    82

SCHEDULES

Schedule 1         -   Lending Offices and Commitments
Schedule 7.6       -   Material Litigation
Schedule 7.9       -   Material Adverse Effects
Schedule 7.12      -   Taxes
Schedule 7.16(a)   -   Subsidiaries
Schedule 7.16(b)   -   Loan Party Offices
Schedule 7.17(c)   -   Filing Jurisdictions
Schedule 7.21(a)   -   Employment Agreements
Schedule 7.21(b)   -   Collective Bargaining and Labor Agreements
Schedule 7.22      -   Intellectual Property Matters
Schedule 7.24      -   Environmental Matters
Schedule 10.5      -   Investments
Schedule 10.6      -   Contingent Obligations
Schedule 10.8      -   Financial Covenants
Schedule 10.17     -   Bank Accounts

EXHIBITS

Exhibit A-1        -   Form of Tranche A Term Note
Exhibit A-2        -   Form of Tranche B Term Note
Exhibit A-3        -   Form of Revolving Credit Note
Exhibit A-4        -   Form of Swingline Note
Exhibit B-1        -   Form of Monthly Borrowing Base Certificate
Exhibit B-2        -   Form of Weekly Borrowing Base Certificate
Exhibit C          -   Form of Acknowledgement, Consent and Amendment
Exhibit D          -   Form of Closing Certificate
Exhibit E-1        -   Form of Opinion of Kilpatrick Stockton LLP
Exhibit E-2        -   Form of Opinion of Amster, Rothstein & Ebenstein
Exhibit F          -   Form of Commitment Transfer Supplement
Exhibit G          -   Form of Warehousemen Notice
Exhibit H          -   Form of Notice of Revolving Credit Loan Request

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 10, 1998, among PAMECO CORPORATION, a Georgia corporation (the "Company"), the lenders
                                                      -------
listed on the signature pages hereof (together with their respective successors and permitted assigns, the "Lenders") and GENERAL ELECTRIC CAPITAL CORPORATION,
                            -------
a New York corporation ("GE Capital"), as agent for the Lenders (in such
                         ----------
capacity, together with its successors and permitted assigns, the "Agent").
                                                                   -----


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company (successor by merger with Pameco Corporation (formerly named MLX Refrigeration & Air Conditioning Group, Inc.), a Delaware corporation, and Pameco Holdings, Inc., a Delaware corporation) is party to the Credit Agreement, dated as of March 19, 1992 (as heretofore amended or otherwise modified, the "Existing Credit Agreement"), with the lenders from time to time
               -------------------------
parties thereto and GE Capital, as agent;

          WHEREAS, pursuant to the Existing Credit Agreement, the lenders parties thereto have agreed to make and have made certain loans and other extensions of credit to or for the account of the Company;

          WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated as provided herein; and

          WHEREAS, the Lenders and the other parties hereto wish to amend and restate the Existing Credit Agreement as provided herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree that on the Effective Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:


          SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Adjustment Date" shall have the meaning ascribed thereto in the
           ---------------
     Pricing Grid.

          "Affiliate" of any Person shall mean (a) any Person (other than a
           ---------
     Subsidiary of such Person) that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person or (iii) any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (A) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" shall have the meaning ascribed thereto in the preamble
           -----
     hereto.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as
           ---------
     the same may be amended, supplemented or otherwise modified from time to time.

          "Applicable Margin" shall mean, on any day, for each Type of Revolving
           -----------------
     Credit Loan, Tranche A Term Loan and Tranche B Term Loan, the rate per annum determined pursuant to the Pricing Grid.

          "Asbestos" shall have all the meanings therefor provided under any
           --------
     Environmental Laws and shall include, without limitation, asbestos fibers and friable asbestos, as such terms are defined under Environmental Laws.

          "Asset Sale" means (a) any sale, sale-leaseback or other disposition
           ----------
     to a Person by the Company or any of its Subsidiaries of any of its property or assets (other than as described in subsections 10.7(a)-(d)) and
     (b) the sale or issuance to a Person (other than to the Company or any of its Subsidiaries, in connection with a capital contribution or otherwise) of capital stock or other equity securities of the Company or any Subsidiary thereof.

          "Available Revolving Credit Commitment" shall mean, as to any Lender
           -------------------------------------
     at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount then outstanding of Revolving Credit Loans made by such Lender and
     (ii) such Lender's Revolving Credit Commitment Percentage of the Reimbursement Obligations and Swingline Loans.

          "Borrowing Base" shall mean, at any date, the amount equal to the
           --------------
     lesser of (a) $50,000,000 and (b) 50% of Eligible Inventory; provided,
                                                                  --------
     however, that in no event shall the sum of the Revolving Credit Loans, the
     -------
     Swingline Loans and the Reimbursement Obligations (without duplication of the Reimbursement Obligations deemed to have become Loans) exceed the Borrowing Base. The Agent, at any and all times, shall be entitled to reduce any and all of the percentages used in determining the Borrowing Base at any time in its reasonable discretion with the consent of the Required Lenders.

          "Borrowing Base Certificate" shall mean either a Monthly Borrowing
           --------------------------
     Base Certificate or a Weekly Borrowing Base Certificate, as applicable.

          "Borrowing Date" shall mean any Business Day specified in a notice
           --------------
     pursuant to subsection 2.3, 3.3, 4.3 or 5.1(a) as a date on which the Company requests the Lenders (or in the case of Swingline Loans, the Swingline Lender) to make Loans hereunder or GE Capital to incur Letter of Credit Obligations.

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
     day on which GE Capital or commercial banks in New York, New York, or Stamford, Connecticut are authorized or required by law to close.

          "Capital Expenditures" shall mean all amounts that would, in
           --------------------
     accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows or other similar statement of the Company and its Consolidated Subsidiaries; provided, that for purposes of
                                                --------
     this definition, "Capital Expenditures" shall not include expenditures, in an aggregate amount of up to $8,000,000, made by the Company during its fiscal years ending February 28, 1998 and 1999 related to the upgrade of the Company's supply chain system.

          "Capital Investment" shall have the meaning ascribed to such term in
           ------------------
     the Receivables Purchase Agreement.

          "Capital Lease" shall mean, with respect to any Person, any lease of
           -------------
     any property (whether real, personal or mixed) by such Person as lessee (i) that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet or (ii) which property is considered to be owned by such Person for Federal tax purposes.

          "Cash Application Date" shall mean a date no later than five Business
           ---------------------
     Days after the earlier of (i) the date on which the financial statements of the Company referred to in subsection 9.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          "Cash Equivalents" shall mean (a) securities issued or directly and
           ----------------
     fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 3 months from the date of acquisition thereof, (b) time deposits and certificates of deposit having maturities of not more than 3 months from the date of acquisition thereof issued by any domestic commercial bank having capital and surplus in excess of $500,000,000 that has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (d) below, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and
     (b) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper rated at least A-3 or the equivalent thereof by Standard & Poor's Corporation or P-3 or the equivalent thereof by Moody's Investor Services, Inc. and in either case maturing within 3 months after the date of acquisition thereof, (e) money market funds that (i) invest exclusively in interest bearing, short-term money market instruments (A) having an average remaining maturity of not more than 90 days and (B) (1) having a rating of at least A-3 or the equivalent thereof by Standard & Poor's Corporation or P-3 or the equivalent thereof by Moody's Investors Service, Inc. or (2) which are issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof and (ii) have a constant net asset redemption value and (f) variable rate municipal securities (A) for which the pricing period in effect is not more than 3 months long and (B) that have a rating of at least A-3 or the equivalent thereof by Standard & Poor's Corporation or P-3 or the equivalent thereof by Moody's Investor Services, Inc.

          "Charges" shall mean all Federal, state, county, city, municipal,
           -------
     local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Loans and other Extensions of Credit hereunder, (c) the employees of the Company or any of its Subsidiaries, payroll, income or gross receipts, (d) the Company's or any of its Subsidiaries' ownership or use of any of its assets or (e) any other aspect of the business of the Company or any of its Subsidiaries.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
     time to time.

          "Collateral" shall mean (a) the collateral covered by the Security
           ----------
     Agreements, the Pledge Agreements and the Subsidiary Guarantee, (b) any collateral pledged to the Agent, for the benefit of the Lenders, pursuant to subsection 9.14 and (c) any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may be or become subject to a security interest or Lien in favor of the Agent, for the benefit of the Lenders, to secure the Loans and other Extensions of Credit hereunder and other amounts payable hereunder or any guarantees thereof.

          "Collateral Documents" shall be the collective reference to the
           --------------------
     Subsidiary Guarantee, the Pledge Agreements, the Security Agreements and any guarantee or security document hereafter delivered to the Agent, for the benefit of the Lenders (whether pursuant to subsection 9.14 or otherwise), granting in the case of any such other security document to the Agent, for the benefit of the Lenders, a security interest to secure the obligations of the Company hereunder or to secure any guarantee thereof.

          "Collection Account" shall mean the "GECC/CAF Depositary" account
           ------------------
     number 50232854 established at Bankers Trust in the name of GE Capital.

          "Commitment" shall mean, as to any Lender, the sum of the Tranche A
           ----------
     Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender; collectively, as to all the Lenders, the "Commitments".
      -----------

          "Commitment Transfer Supplement" shall have the meaning ascribed
           ------------------------------
     thereto in subsection 13.2(c).

          "Commonly Controlled Entity" an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Company" shall have the meaning ascribed thereto in the preamble
           -------
     hereto; provided that any reference herein to "the Company" as of a date
             --------
     prior to the date Pameco Holdings, Inc., a Delaware corporation ("Holdings"), was merged with and into Pameco Corporation, a Georgia
       --------
     corporation (formerly known as New Pameco Corporation), shall be deemed to be a reference to Holdings.

          "Company Net Worth" at a particular date, shall mean all amounts which
           -----------------
     would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

          "Company Pledge Agreement No. 1" shall mean the Pledge Agreement,
           ------------------------------
     dated as of April 29, 1996, made by the Company in favor of the Agent, for the benefit of the Agent and the Lenders, pledging the shares of PSC, as the same may be amended, supplemented or otherwise modified from time to time.

          "Company Pledge Agreement No. 2" shall mean the Pledge Agreement,
           ------------------------------
     dated as of December 1, 1997, made by the Company in favor of the Agent, for the benefit of the Lenders, pledging the shares of PIC, as the same may be amended, supplemented or otherwise modified from time to time.

          "Company Security Agreement" shall mean the Security Agreement, dated
           --------------------------
     as of March 19, 1992, made by the Company in favor of the Agent, for the benefit of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Concentration Account" shall mean account number 03904-43 established
           ---------------------
     in the name of the Company at NBD Bank.

          "Consolidated EBITDA" for any period, shall mean the sum of (a)
           -------------------
     Consolidated Net Income plus (b) income tax expense plus (c) Consolidated
                             ----                        ----
     Interest Expense plus (d) depreciation expense plus (e) amortization
                      ----                          ----
     expense, in each case with respect to the Company and its Consolidated Subsidiaries for such period and determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" for any period, shall mean the aggregate
           --------------------------
     amount (determined in accordance with GAAP on a consolidated basis) of principal and interest (including, without limitation, Consolidated Interest Expense) required to be paid during such period by the Company and its Consolidated Subsidiaries in respect of tax liabilities, Capital Leases, Capital Expenditures, Contingent Obligations and Indebtedness (including, without limitation, in respect of the Loans, but not including the Letter of Credit Obligations).

          "Consolidated Interest Expense" for any period, shall mean the
           -----------------------------
     interest expense (including, without limitation, non-cash interest and interest, yield or fees (other than servicing fees) payable pursuant to the Receivables Purchase Agreement) of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" for any period, shall mean the after taxes
           -----------------------
     consolidated net income or loss of the Company and its Consolidated Subsidiaries as it would appear on a consolidated statement of income of the Company and its Consolidated Subsidiaries for such period prepared in accordance with GAAP (such consolidated net income or loss shall (a) be net of extraordinary items and (b) include, to the extent the inclusion thereof is in accordance with GAAP, the equity of the Company or any of its Consolidated Subsidiaries in the net income or loss of any other Person).

          "Consolidated Senior Debt Leverage Ratio" shall mean, as at any date
           ---------------------------------------
     of determination, the ratio of (a) the sum of (i) the average daily aggregate principal amount of all Indebtedness of the Company and its Subsidiaries outstanding under this Agreement, (ii) the average daily amount of the Capital Investment and (iii) the average daily aggregate principal amount of all other senior Indebtedness of the Company and its Subsidiaries, in each case for the twelve consecutive fiscal months ending on such date (such sum, "Twelve Month Average Outstandings") to (b) the
                              ---------------------------------
     Consolidated EBITDA for such twelve-month period minus Capital Expenditures
                                                      -----
     for such twelve-month period.

          "Consolidated Subsidiary" shall mean a Subsidiary of the Company whose
           -----------------------
     accounts are consolidated with those of the Company for financial reporting purposes in accordance with GAAP.

          "Consolidated Total Debt Leverage Ratio" shall mean, as at any date of
           --------------------------------------
     determination, the ratio of (a) the sum of (i) the Twelve-Month Average Outstandings for the twelve consecutive fiscal months ending on such date,
     (ii) the average daily aggregate principal amount of all non-senior Indebtedness of the Company and its Subsidiaries for such twelve-month period and (iii) without duplication, the average daily aggregate obligations of the Company and its Subsidiaries under Capital Leases for such twelve-month period to (b) the Consolidated EBITDA for the twelve consecutive fiscal months ending on such date minus Capital Expenditures
                                                   -----
     for such twelve-month period.

          "Contingent Obligation" as to any Person (the "guaranteeing Person"),
           ---------------------                         -------------------
     shall mean any obligation of (a) the guaranteeing Person or (b) another Person (including without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing Person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other
                                          -------------------
     third Person (the "primary obligor") in any manner, whether directly or
                        ---------------
     indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include
     --------  -------
     endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such

     Contingent Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by Company in good faith.

          "Contractual Obligation" of any Person, shall mean any provision of
           ----------------------
     any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" shall mean any of the events specified in Section 11 hereof,
           -------
     whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
     States of America.

          "Effective Date" shall have the meaning ascribed thereto in subsection
           --------------
     8.1.

          "Eligible Inventory" shall mean the amount equal to (x) the value of
           ------------------
     all inventory of the Company and its Subsidiaries held for sale or lease in the ordinary course of business ("Inventory") which is held in any private
                                       ---------
     warehouse, branch, master branch, hub branch, sales outlet or distribution center, valued at the lower of cost (determined on a first-in, first-out basis) or market value (determined by reference to the most recent Borrowing Base Certificate provided to the Agent pursuant to subsection 9.2) times (y) the percentage of such Inventory that the Agent, in its sole
          -----
     discretion, shall deem eligible after review of such Borrowing Base Certificate, and less such reserves as the Agent, in its sole discretion, shall deem appropriate. Without in any way limiting the discretion of the Agent to deem an item of Inventory eligible or ineligible, the Agent does not currently intend to treat any item of Inventory as eligible if:

               (a) any representation or warranty contained in this Agreement or in any other Loan Document applicable to either Inventory in general or to any such specific item of Inventory has been breached with respect to such item of Inventory;

               (b) such item of Inventory is owned by the Company or any of its Subsidiaries and consigned to other Persons or is owned by other Persons and consigned to the Company or any of its Subsidiaries;

               (c) such item of Inventory is raw material (other than any raw material, such as chemical refrigerants and copper pipe, which the Company and its Subsidiaries sell in its raw state in the ordinary course of business), work-in-process, defective or unmerchantable;

               (d) such item of Inventory is not assignable or a first priority security interest in such item of Inventory in favor of the Agent for the benefit of the Agent and the Lenders has not been obtained or a first priority security interest in such item of Inventory in favor of the Agent for the benefit of the Agent and the Lenders can not be fully perfected by possession or by filing Uniform Commercial Code financing statements against the Company and its Subsidiaries; or

               (e) such item of Inventory is subject to any Lien whatsoever (including, without limitation, all Inventory then located at a Public Warehouse with respect to which (i) the Agent has not received a duly executed Warehousemen Notice which is then in full force and effect or
          (ii) the Company is in arrears on its rental and other payments), other than (without prejudice to the reductions made pursuant to Paragraph (d) above), Liens permitted pursuant to subsections 10.2(a),
          (b) and (c).

     The Agent shall have discretion to classify any item of Inventory into any of the foregoing categories or such other categories as the Agent, in its sole discretion, deems appropriate in determining the eligibility of such item of Inventory.

          "Enforceability Exceptions" shall have the meaning ascribed to such
           -------------------------
     term in subsection 7.17(a).

          "Environmental Laws" shall mean any and all Federal, state, local or
           ------------------
     municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Materials or environmental protections, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, together, in each case, with each amendment, supplement or other modification thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time.

          "Eurocurrency Reserve Requirements" for any day as applied to a
           ---------------------------------
     Eurodollar Loan shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, with limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Assessment Rate" with respect to any date on which such
           --------------------------
     rate is to be determined shall mean the rate per annum most recently determined by the Agent to be the then current net annual assessment rate payable by the Lenders to the FDIC or any successor thereof for the insurance of deposits in Dollars in the London interbank market.

          "Eurodollar Base Rate" with respect to each day during each Interest
           --------------------
     Period pertaining to a Eurodollar Loan shall mean the rate per annum equal to the offered rate for deposits in Dollars for such Interest Period which appears on Dow Jones Markets Page 3750 as of 11:00 a.m., London time, on the day that is two Business Days prior to the beginning of such Interest

     Period; provided that if such rate is unavailable, "Eurodollar Base Rate"
             --------
     shall mean the rate per annum equal to the offered rate for deposits in Dollars for such Interest Period which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days prior to the beginning of such Interest Period; provided, further, that if
                                                     --------  -------
     two or more such offered rates appear on Dow Jones Markets Page 3750 or on the Reuters Screen LIBO Page, as the case may be, "Eurodollar Base Rate" shall mean the rate per annum equal to the arithmetic mean of such offered rates (rounded upward to the nearest 1/16th of 1%).

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to
           ----------------
     which is based upon the Eurodollar Rate.

          "Eurodollar Rate" with respect to each day during each Interest Period
           ---------------
     pertaining to a Eurodollar Loan shall mean, a rate per annum determined for such day equal to the sum of (a) the Eurodollar Assessment Rate at such time and (b) the quotient of the Eurodollar Base Rate for such Interest Period divided by (x) one hundred percent minus (y) the Eurocurrency
            ------- --                         -----
     Reserve Requirements (rounded upward to the nearest 1/16th of 1%).

          "Event of Default" shall mean any of the events specified in Section
           ----------------
     11, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow" shall mean for any fiscal year, Consolidated EBITDA
           ----------------
     for such year minus the aggregate amount actually paid by the Company and
                   -----
     its Subsidiaries in cash during such period on account of Consolidated Fixed Charges (determined in accordance with GAAP).

          "Existing Credit Agreement" shall have the meaning ascribed thereto in
           -------------------------
     the recitals hereto.

          "Extension of Credit" shall mean (i) any Loan made to the Company
           -------------------
     under this Agreement (including, without limitation, the making of any Swingline Loan by the Swingline Lender) or (ii) any Letter of Credit Obligations issued or incurred pursuant to this Agreement, as the context requires.

          "Facilities" shall mean, collectively, (a) the Revolving Credit
           ----------
     Commitments and the Extensions of Credit made thereunder, (b) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder, and (c) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder.

          "Fee Letter" shall mean the Fee Letter, dated as of March 10, 1998,
           ----------
     between the Company and GE Capital.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America as in effect from time to time.

          "GE Capital" shall have the meaning ascribed thereto in the preamble
           ----------
     hereto.

          "GE Guarantee" shall mean any guarantee or similar accommodation
           ------------
     issued in support of a Letter of Credit issued pursuant to subsection 5.1(a) for the account or benefit of the Company in any form customarily used at the relevant time by GE Capital for similar extensions of credit to other borrowers.

          "Global Amendment" shall mean the Acknowledgement, Consent and
           ----------------
     Amendment to be entered into among the Loan Parties and the Agent, substantially in the form of Exhibit C.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" shall mean any hazardous materials, hazardous
           -------------------
     wastes and hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including, without limitation, Asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), and materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

          "Indebtedness" of a Person, shall mean, without duplication, (a) all
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capital Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (e) indebtedness consisting of unpaid reimbursement obligations in respect of all letters of credit issued for the account of such Person, whether contingent or matured; for purposes hereof, "Indebtedness" shall, with respect to the Company and its Subsidiaries, in any event, include the Loans, Reimbursement Obligations, Letter of Credit Obligations and the Capital Investment.

          "Index Rate" shall mean, with respect to any day, the highest prime,
           ----------
     base, reference or other analogous rate of interest then in effect publicly announced by any of Citibank, N.A., Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank (whether or not such rate is the lowest rate actually charged by any such bank). The Index Rate is not intended to be the lowest rate of interest charged by any Lender for extensions of credit to debtors.

          "Index Rate Loans" shall mean loans the rate of interest applicable to
           ----------------
     which is based upon the Index Rate.

          "Insolvency" with respect to any Multiemployer Plan, shall mean the
           ----------
     condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent" shall mean a condition of Insolvency.
           ---------

          "Intellectual Property" shall have the meaning ascribed thereto in
           ---------------------
     subsection 7.22.

          "Intercreditor Agreement" shall mean the Intercreditor Agreement,
           -----------------------
     dated as of April 29, 1996, among GE Capital, as Agent and as operating agent and collateral agent under the Receivables Purchase Agreement, PSC, the Company and Redwood Receivables Corporation, as the same may be, amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

          "Interest Coverage Ratio" shall mean, for any period of four
           -----------------------
     consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Interest Payment Date" shall mean (a) as to any Index Rate Loan or
           ---------------------
     Swingline Loan, the first Business Day of each April, July, October and January (commencing on April 1, 1998) to occur while such Loan is outstanding (b) as to any Eurodollar Loan (other than a Swingline Loan), one Business Day after the last day of the Interest Period for such Loan.

          "Interest Period" for any Eurodollar Loan shall mean (a) initially,
           ---------------
     the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto provided that, all of the foregoing provisions relating to Interest Periods
     --------
     are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or, in the case of Interest Periods relating to Term Loans, beyond the date final payment is due on the Term Loans shall (other than for purposes of subsection 6.6) end on the Revolving Credit Termination Date or such date of final payment, as the case may be;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Inventory" shall have the meaning ascribed thereto in the definition
           ---------
     of "Eligible Inventory" contained herein.

          "L/C Fee Payment Date" shall mean the first Business Day of each
           --------------------
     April, July, October and January.

          "Lease" shall mean any leasehold estate in real property, which
           -----
     leasehold estate is now owned or hereafter acquired by any Loan Party, as lessee.

          "Lenders" shall have the meaning ascribed thereto in the preamble
           -------
     hereto; individually, a "Lender".  Unless the context otherwise requires,
                              ------
     the term "Lenders" includes the Swingline Lender.

          "Lending Office" of any Lender, shall mean (a) initially, the
           --------------
     office(s) of such Lender designated as such on Schedule 1 hereto and (b) thereafter, such other office of such Lender, if any, that shall be making and/or participating in Loans and incurring and/or participating in the Letter of Credit Obligations.

          "Letter of Credit Obligations" shall mean all obligations, liabilities
           ----------------------------
     and indebtedness incurred or issued by GE Capital at the request of the Company, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by GE Capital or another Person, of letters of credit or guarantees or similar assurances, including, without limitation, Letters of Credit and GE Guarantees. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by GE Capital thereupon or pursuant thereto, and shall include the amount of any letter of credit or guarantee which has previously been drawn upon and not reimbursed by the Company and the amount of any letter of credit or guarantee which is outstanding and not drawn upon.

          "Letters of Credit" shall mean Trade Letters of Credit or Standby
           -----------------
     Letters of Credit, as the context shall require.

          "License Agreement" shall mean the License Agreement, dated as of
           -----------------
     December 1, 1998, between the Company and PIC whereby PIC grants the Company the exclusive right and license to use certain trademarks and service marks owned by PIC.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same legal effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "Loan Documents" shall mean this Agreement, the Notes, the Syndication
           --------------
     Letter Agreement, the Intercreditor Agreement, the Global Amendment and the Collateral Documents.

          "Loan Parties" shall mean the Company, PIC and each other Person who
           ------------
     from time to time shall be a guarantor of the Loans and/or other Extensions of Credit hereunder.

          "Loans" shall mean the loans made by the Lenders to the Company
           -----
     pursuant to subsections 2.1, 3.1 and 4.1 and all obligations of the Company deemed to be Loans pursuant to subsection 5.1(b); individually, a "Loan".
                                                                        ----

          "Majority Facility Lenders" shall mean with respect to any Facility,
           -------------------------
     the holders of more than 66b% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 66b% of the aggregate Revolving Credit Commitments).

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
     the business, assets, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents in accordance with their respective terms or (c) the Collateral or the Agent's Liens on the Collateral or the priority of any such Lien on the Collateral, other than, in each case, immaterial Collateral.

          "Money Market Account" shall mean the Woodward Money Management
           --------------------
     Account, account number 50-75755-00, established in the name of the Company at NBD Bank.

          "Monthly Borrowing Base Certificate" shall mean a certificate,
           ----------------------------------
     substantially in the form of Exhibit B-1, delivered pursuant to subsection 9.2(b).

          "Multiemployer Plan" shall mean any Plan that is a "multiemployer
           ------------------
     plan" as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" of any Asset Sale or of any issuance or incurrence
           -----------------
     by the Company or any of its Subsidiaries of Indebtedness, shall mean the cash proceeds (including, without limitation, cash proceeds of non-cash consideration) of such sale, issuance or incurrence net of (a) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees and out-of-pocket expenses actually incurred in connection with such sale, issuance or incurrence, (b) taxes paid or payable by the Company or any of its Subsidiaries as a result thereof and (c) with respect to any Asset Sale only, the amount of any Indebtedness that is related to any or all of the assets being disposed of and is required to be paid in connection with the disposition thereof (other than the Obligations).

          "Notes" shall refer, collectively, to the Revolving Credit Notes, the
           -----
     Tranche A Term Loan Notes, the Tranche B Term Loan Notes and the Swingline Note.

          "Obligations" shall mean the unpaid principal amount of, and interest
           -----------
     on, the Loans and all other obligations, indebtedness and liabilities of the Company to the Agent and the Lenders (including, without limitation, Reimbursement Obligations), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement or the other Loan Documents and any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent) or otherwise. "Obligations" shall include, without limitation, interest accruing after the maturity of the Loans or Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

          "One Month Eurodollar Rate" with respect to each day during each
           -------------------------
     Interest Period of one calendar month pertaining to a Swingline Loan, shall mean a rate per annum determined for such day equal to the sum of (a) the Eurodollar Assessment Rate at such time and (b) the quotient of the Eurodollar Base Rate for such Interest Period divided by (x) one hundred
                                                   ------- --
     percent minus (y) the Eurocurrency Reserve Requirements (rounded upward to
             -----
     the nearest 1/16th of 1%).

          "Operating Lease" shall mean, as at any date, any lease of property
           ---------------
     (whether real, personal or mixed) other than a Capital Lease.

          "Participant" shall have the meaning ascribed thereto in subsection
           -----------
     13.2(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA.

          "Person" shall mean an individual, a partnership, a corporation, a
           ------
     business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

          "PIC" shall mean Pameco Investment Company, Inc., a Delaware
           ---
     corporation.

          "Plan" shall mean, at any particular time, any employee benefit plan
           ----
     which is covered by Title IV of ERISA and in respect of which the Company or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreements" shall mean the Company Pledge Agreement No. 1 and
           -----------------
     the Company Pledge Agreement No. 2.

          "Pricing Grid" shall mean the Pricing Grid attached hereto as Annex A.
           ------------

          "Properties" shall have the meaning ascribed to such term in
           ----------
     subsection 7.24.

          "PSC" shall mean Pameco Securitization Corporation, a Delaware
           ---
     corporation.

          "Public Warehouse" shall mean any warehouse other than a warehouse
           ----------------
     which is (a) owned or leased by the Company or any of its Subsidiaries or
     (b) under the control and management of the Company or such Subsidiary, as the case may be.

          "Purchasing Institution" shall have the meaning ascribed thereto in
           ----------------------
     subsection 13.2(c).

          "Receivable" shall have the meaning ascribed thereto in Annex X to the
           ----------
     Transfer Agreement and the Receivables Purchase Agreement.

          "Receivables Purchase Agreement" means the Receivables Purchase and
           ------------------------------
     Servicing Agreement, dated as of April 29, 1996, among PSC, as Seller, Redwood Receivables Corporation, as Purchaser, the Company, as Servicer, and GE Capital, as Operating Agent and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Register" shall have the meaning ascribed thereto in subsection
           --------
     13.2(d).

          "Reimbursement Obligations" shall mean all obligations, liabilities
           -------------------------
     and indebtedness of the Company, whether direct or indirect, guaranteed or assumed, contingent or otherwise, due or not due, under this Agreement and the other Loan Documents, to reimburse, indemnify and pay GE Capital and the other Lenders in connection with the issuance or guarantee, by GE Capital or another Person, of letters of credit or guarantees or similar assurances, including, without limitation, the issuance of Letters of Credit and GE Guarantees and the incurrence of the Letter of Credit Obligations. Reimbursement Obligations in respect of which GE Capital or any other Lender has made a payment shall be deemed to be Loans made to the Company as provided in subsection 5.1(b) (whether or not the conditions precedent to the making of a Loan are satisfied).

          "Reorganization" with respect to any Multiemployer Plan, shall mean
           --------------
     the condition that such Plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
     4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ' 2615.

          "Required Lenders" shall mean, at any particular time, Lenders holding
           ----------------
     more than a majority of the aggregate unpaid principal amount of the Extensions of Credit (including, without limitation, the participating interests held by Revolving Credit Lenders in Swingline Loans) and the Reimbursement Obligations (or if no amount is outstanding under the Commitments and there are no outstanding Reimbursement Obligations, Lenders having a majority of the Commitments); provided, that at any time there are
                                            --------
     two or more Lenders party to this Agreement, Required Lenders must be comprised of at least two Lenders.

          "Requirement of Law" for any Person, shall mean the Articles or
           ------------------
     Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" of any Person, shall mean the chief executive
           -------------------
     officer and the president of such Person or, with respect to financial matters, the chief financial officer of such Person; provided, however,
                                                          --------  -------
     that for all documents and certifications delivered by the Company on the Effective Date, "Responsible Officer" shall mean the chief financial officer of the Company or any other duly authorized officer of the Company reasonably acceptable to the Agent.

          "Restricted Payments" shall have the meaning ascribed to such term in
           -------------------
     subsection 10.4 hereof.

          "Revolving Credit Commitment" shall mean, as to any Lender, the
           ---------------------------
     obligation of such Lender, if any, to make Revolving Credit Loans to the Company, to purchase participating interests in Swingline Loans and to incur Letter of Credit Obligations hereunder, in an aggregate amount not to exceed the amount set forth opposite such Lender's name on Schedule 1, as the same may be reduced from time to time pursuant to the terms hereof; collectively, as to all Revolving Credit Lenders, the "Revolving Credit
                                                            ----------------
     Commitments".
     -----------

          "Revolving Credit Commitment Period" shall mean the period from and
           ----------------------------------
     including the Effective Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender" shall mean each Lender that has a Revolving
           -----------------------
     Credit Loan or a Revolving Credit Commitment.

          "Revolving Credit Loan" shall have the meaning ascribed thereto in
           ---------------------
     subsection 3.1(a).

          "Revolving Credit Note" shall have the meaning ascribed thereto in
           ---------------------
     subsection 3.2.

          "Revolving Credit Percentage" shall mean, as to any Revolving Credit
           ---------------------------
     Lender, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment (or at any time after the Revolving Credit Commitments shall have expired or terminated, the aggregate Revolving Credit Loans and participating interests in Swingline Loans and Letter of Credit Obligations then constituted by such Revolving Credit Lender's Revolving Credit Loans and participation interests in Swingline Loans and Letter of Credit Obligations).

          "Revolving Credit Termination Date" shall mean March 10, 2003 or such
           ---------------------------------
     earlier date as the Revolving Credit Commitments shall terminate pursuant to the terms hereof (including, without limitation, pursuant to Section 11 hereof).

          "Revolving Extensions of Credit" shall mean, as to any Revolving
           ------------------------------
     Credit Lender at any time, an amount equal to the sum (without duplication) of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender (including, without limitation, its Revolving Credit Percentage of any then outstanding Swingline Loans) then outstanding and (b) such Lender's Revolving Credit Percentage of the Letter of Credit Obligations then outstanding.

          "Security Agreements" shall mean the Company Security Agreement, the
           -------------------
     Subsidiary Security Agreement and the Subsidiary Trademark Security Agreement.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
     IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" when used with respect to any Person, shall mean that:
           -------

               (a) the present fair saleable value of such Person's assets is in excess of the total amount of such Person's liabilities;

               (b) such Person is able to pay its debts as they become due; and

               (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

          "Standby Letter of Credit" shall mean a standby letter of credit
           ------------------------
     issued to support the obligations of the Company or any of its Subsidiaries, contingent or otherwise.

          "Subordinated Demand Promissory Note" shall mean the Subordinated
           -----------------------------------
     Demand Promissory Note, dated as of December 1, 1997, made by the Company in favor of PIC.

          "Subsidiary" of any Person, shall mean a corporation or other entity
           ----------
     of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. For purposes of this Agreement and the other Loan Documents, references to Subsidiaries of the Company shall be deemed to be references to Subsidiaries of the Company. Notwithstanding the foregoing, solely for purposes of compliance with the covenants contained in subsections 9.14, 10.1, 10.2, 10.5, 10.7, 10.10, 10.11 and 10.13 hereof, the term
     "Subsidiary" shall not be deemed to include PSC.

          "Subsidiary Guarantee" shall mean the Subsidiary Guarantee, dated as
           --------------------
     of December 1, 1997, made by PIC in favor of the Agent, for the benefit of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Security Agreement" shall mean the Subsidiary Security
           -----------------------------
     Agreement, dated as of December 1, 1997, made by PIC in favor of the Agent, for the benefit of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Trademark Security Agreement" shall mean the Trademark
           ---------------------------------------
     Security Agreement, dated as of December 1, 1997, made by PIC in favor of the Agent, for the benefit of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Swingline Lender" shall mean GE Capital, in its capacity as a lender
           ----------------
     of Swingline Loans hereunder.

          "Swingline Loan" shall have the meaning ascribed thereto in subsection
           --------------
     4.1.

          "Swingline Note" shall have the meaning ascribed thereto in subsection
           --------------
     4.2.

          "Syndication Letter Agreement" shall mean the Letter Agreement dated
           ----------------------------
     as of March 10, 1998 between the Company and GE Capital pertaining to the completion of the syndication of the Facilities after the Effective Date.

          "Syndication Memorandum" shall mean the Syndication Memorandum of the
           ----------------------
     Company dated March 1998 and furnished to the Lenders.

          "Taxes" shall have the meaning ascribed thereto in subsection 6.15(a).
           -----

          "Term Loans" shall mean, collectively, the Tranche A Term Loans and
           ----------
     the Tranche B Term Loans.

          "Term Notes" shall mean, collectively, the Tranche A Term Notes and
           ----------
     the Tranche B Term Notes.

          "Total Revolving Extensions of Credit" shall mean, at any time, the
           ------------------------------------
     aggregate amount of the outstanding Revolving Extensions of Credit of all Revolving Credit Lenders.

          "Trade Letters of Credit" shall mean each documentary letter of credit
           -----------------------
     in respect of the purchase of goods and services by the Company or any of its Subsidiaries in the ordinary course of business.

          "Tranche" shall mean the collective reference to Eurodollar Loans
           -------
     whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same day.)

          "Tranche A Term Loan" shall have the meaning ascribed thereto in
           -------------------
     subsection 2.1.

          "Tranche A Term Loan Commitment" shall mean, as to any Lender, the
           ------------------------------
     obligation of such Lender, if any, to make a Tranche A Term Loan to the Company hereunder in the amount set forth opposite such Lender's name on
     Schedule 1.

          "Tranche A Term Loan Lender" shall mean each Lender that has a Tranche
           --------------------------
     A Term Loan Commitment or that has made a Tranche A Term Loan.

          "Tranche A Term Loan Maturity Date" shall mean March 31, 2003.
           ---------------------------------

          "Tranche A Term Loan Percentage" shall mean, as to any Tranche A Term
           ------------------------------
     Loan Lender, the percentage equivalent to a fraction, the numerator of which is the Tranche A Term Loan Commitment of such Lender and the denominator of which is the sum of the Tranche A Term Loan Commitments of all the Tranche A Term Loan Lenders.

          "Tranche A Term Note" shall have the meaning ascribed thereto in
           -------------------
     subsection 2.2.

          "Tranche B Term Loan" shall have the meaning ascribed thereto in
           -------------------
     subsection 2.1.

          "Tranche B Term Loan Commitment" shall mean, as to any Lender, the
           ------------------------------
     obligation of such Lender, if any, to make a Tranche B Term Loan to the Company hereunder in the amount set forth opposite such Lender's name on
     Schedule 1.

          "Tranche B Term Loan Lender" shall mean each Lender that has a Tranche
           --------------------------
     B Term Loan Commitment or that has made a Tranche B Term Loan.

          "Tranche B Term Loan Maturity Date" shall mean March 31, 2005.
           ---------------------------------

          "Tranche B Term Loan Percentage" shall mean, as to any Tranche B Term
           ------------------------------
     Loan Lender, the percentage equivalent to a fraction, the numerator of which is the Tranche B Term Loan Commitment of such Lender and the denominator of which is the sum of the Tranche B Term Loan Commitments of all the Tranche B Term Loan Lenders.

          "Tranche B Term Note" shall have the meaning ascribed thereto in
           -------------------
     subsection 2.2.

          "Transfer Agreement" shall mean the Receivables Transfer Agreement,
           ------------------
     dated as of April 29, 1996, between Pameco Corporation and PSC, as the same has been amended to date and may be further amended, supplemented or otherwise modified from time to time.

          "Transferee" shall have the meaning ascribed thereto in subsection
           ----------
     13.2(f).

          "Twelve Month Average Outstandings" shall have the meaning ascribed to
           ---------------------------------
     such term in the definition of "Consolidated Senior Debt Leverage Ratio".

          "Type" shall mean as to any Loan, its nature as an Index Rate Loan or
           ----
     a Eurodollar Loan.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code from
           -----------------------
     time to time in effect in the relevant State.

          "Unqualified Opinion" in respect of any financial statements, shall
           -------------------
     mean an unqualified opinion (as such term is generally defined or used in accordance with GAAP) in respect of such financial statements, together with any opinion in respect of such financial statements not meeting the foregoing standard that is qualified solely as a result of a consistency exception relating to a change in accounting principles with which the independent public accountants examining such financial statements have concurred.

          "Unused Commitment Fee Rate" shall mean, on any date, the rate per
           --------------------------
     annum determined pursuant to the Pricing Grid.

          "Warehousemen Notice" shall mean a Warehousemen Notice, substantially
           -------------------
     in the form of Exhibit G (with appropriate insertions), executed and delivered by a duly authorized officer of the Public Warehouse party thereto.

          "Weekly Borrowing Base Certificate" shall mean a certificate
           ---------------------------------
     substantially in the form of Exhibit B-2, delivered pursuant to subsection 9.2(e).

          "Wholly Owned Subsidiary" with respect to any Person, shall mean any
           -----------------------
     Subsidiary of such Person of which such Person directly or indirectly owns 100% of the capital stock (excluding directors' qualifying shares, if any).

          1.2  Other Definitional Provisions  .  (a)  All terms defined in this
               -----------------------------
Agreement shall have their defined meanings when used in the Notes or any of the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

          (b) As used herein, in the Notes or in any of the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or in any of the other Loan Documents shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          SECTION 2.  THE AMOUNT AND TERMS OF THE TERM LOAN
                      FACILITY

          2.1  Term Loan Commitments.  Subject to the terms and conditions
               ---------------------
hereof, (a) each Tranche A Term Loan Lender severally agrees to make term loans (each, a "Tranche A Term Loan") to the Company on the Effective Date in an
          -------------------
aggregate principal amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make term loans (each, a "Tranche B Term Loan") to the Company on the
                                    -------------------
Effective Date in an aggregate principal amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Index Rate Loans, as determined by the Company and notified to the Agent in accordance with subsections 2.3 and 6.4.

          2.2  Term Loan Notes.  The Tranche A Term Loan made by each Tranche A
               ---------------
Term Loan Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-1 (a "Tranche A Term Note"), with
                                             -------------------
appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the Tranche A Term Loan of such Lender. The Tranche B Term Loan made by each Tranche B Term Loan Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-2 (a "Tranche B Term Note"), with
                                             -------------------
appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the Tranche B Term Loan of such Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of each payment or prepayment of principal of each of its Term Loans, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note evidencing such Term Loans (or any continuation thereof), and any such recordation shall constitute prima facie
                                                                 ----- -----
evidence of the accuracy of the information so recorded; provided that the
                                                         --------
failure to make any such recordings or any error in such recordation shall not affect the Company's obligation to repay the Term Loans. Each Term Note of each Lender shall (a) be dated the Effective Date, (b) be stated to mature in accordance with subsection 2.4 and (c) provide for the payment of interest in accordance with subsection 6.3.

          2.3  Procedure for Term Loan Borrowing.  The Company shall give the
               ---------------------------------
Agent irrevocable written notice (which notice must be received by the Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the Effective Date, in the case of Eurodollar Loans, or (b) on the Effective Date, in the case of Index Rate Loans), specifying (i) the amount and Type of Term Loans to be borrowed and (ii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Term Loan Commitments shall be in an amount equal to (x) in the case of Index Rate Loans, any amount and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Tranche A Term Loan Lender and/or Tranche B Term Loan Lender, as the case may be, thereof. Each Tranche A Term Loan Lender and/or Tranche B Term Loan Lender, as the case may be, will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company prior to 12:00 Noon, New York City time, on the Effective Date at the Agent's depositary bank as designated by the Agent from time to time for deposit in the Agent's depositary account, in immediately available funds. Such borrowing will then be made available to the Company by the Agent by wiring to a financial institution designated by the Company the aggregate of the amounts made available to the Agent by the Term Loan Lenders and in like funds as received by the Agent.

          2.4  Repayment of Term Loans.  (a)  The Tranche A Term Loan of each
               -----------------------
Tranche A Term Loan Lender shall mature, and the Company unconditionally promises to pay such Tranche A Term Loan to the Agent for the account of such Tranche A Term Loan Lender, in 20 consecutive quarterly installments, commencing on June 30, 1998, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

           Installment              Principal Amount
           -----------              ----------------

           June 30, 1998               $  500,000
           September 30, 1998             500,000
           December 31, 1998              500,000
           March 31, 1999                 500,000
           June 30, 1999                  500,000
           September 30, 1999             500,000
           December 31, 1999              500,000
           March 31, 2000                 500,000
           June 30, 2000                  750,000
           September 30, 2000             750,000
           December 31, 2000              750,000
           March 31, 2001                 750,000
           June 30, 2001                1,000,000
           September 30, 2001           1,000,000
           December 31, 2001            1,000,000
           March 31, 2002               1,000,000
           June 30, 2002                1,000,000
           September 30, 2002           1,000,000
           December 31, 2002            1,000,000
           Tranche A Term Loan
            Maturity Date               1,000,000

          (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature, and the Company unconditionally promises to pay such Tranche B Term Loan to the Agent for the account of such Tranche B Term Loan Lender, in 28 consecutive quarterly installments, commencing on June 30, 1998, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

           Installment             Principal Amount
           -----------             ----------------

           June 30, 1998               $   37,500
           September 30, 1998              37,500
           December 31, 1998               37,500
           March 31, 1999                  37,500
           June 30, 1999                   37,500
           September 30, 1999              37,500
           December 31, 1999               37,500
           March 31, 2000                  37,500
           June 30, 2000                   37,500
           September 30, 2000              37,500
           December 31, 2000               37,500
           March 31, 2001                  37,500
           June 30, 2001                   37,500
           September 30, 2001              37,500
           December 31, 2001               37,500

           Installment             Principal Amount
           -----------             ----------------

           March 31, 2002              $   37,500
           June 30, 2002                   37,500
           September 30, 2002              37,500
           December 31, 2002               37,500
           March 31, 2003                  37,500
           June 30, 2003                1,781,250
           September 30, 2003           1,781,250
           December 31, 2003            1,781,250
           March 31, 2004               1,781,250
           June 30, 2004                1,781,250
           September 30, 2004           1,781,250
           December 31, 2004            1,781,250
           Tranche B Term Loan
            Maturity Date               1,781,250

          2.5  Use of Proceeds of Term Loans.  The proceeds of the Term Loans
               -----------------------------
shall be used by the Company to refinance existing Indebtedness of the Company under the Existing Credit Agreement.

          SECTION 3.  THE AMOUNT AND TERMS OF THE REVOLVING CREDIT
                      FACILITY

          3.1  Revolving Credit Commitments.  (a) Subject to the terms and
               ----------------------------
conditions of this Agreement, each Revolving Credit Lender, severally and not jointly, agrees to make revolving credit loans ("Revolving Credit Loans") to the
                                                 ----------------------
Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount equal to (i) such Revolving Credit Lender's Revolving Credit Percentage of the lesser of (x) $50,000,000 and (y) the Borrowing Base then in effect minus (ii)
                                                                    -----
such Revolving Credit Lender's Revolving Credit Percentage of the Reimbursement Obligations and Swingline Loans to be outstanding immediately after giving effect to the use of proceeds of such Revolving Credit Loans; provided that at
                                                              --------
no time during the Revolving Credit Commitment Period may the Total Revolving Extensions of Credit exceed the Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  The Revolving Credit Loans may from time to time be
(i) Eurodollar Loans, (ii) Index Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 3.3, provided that no Revolving Credit Loan shall be made as a
                --------
Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          3.2  Revolving Credit Notes.  The Revolving Credit Loans to be made by
               ----------------------
each Revolving Credit Lender to the Company pursuant hereto shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-3 hereto (the "Revolving Credit Note"; collectively, the "Revolving Credit
             ---------------------                      ----------------
Notes"), payable to the order of such Lender and representing the obligation of
-----
the Company to pay a principal amount equal to such Lender's Revolving Credit Percentage of the Revolving Credit Commitments or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each Revolving Credit Loan payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the information so
                 ----- -----
recorded; provided that the failure to make any such recordation or any error in
          --------
such recordation shall not affect the Company's obligation to repay the Revolving Credit Loans.

          3.3  Procedure for Revolving Credit Borrowings.  The Company may
               -----------------------------------------
request a borrowing under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day by giving irrevocable telephonic notice to the Agent, promptly confirmed in writing (which telephonic notice must be received by the Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the Revolving Credit Loans are to be initially Eurodollar Loans, or (b) on the requested Borrowing Date, otherwise), specifying (i) the aggregate principal amount to be borrowed, (ii) whether the borrowing is to be of Eurodollar Loans, Index Rate Loans or a combination thereof, (iii) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of each such Revolving Credit Loan and the length of the initial Interest Period therefor, and (iv) the requested Borrowing Date; provided that the procedures for the initial borrowing
                          --------
of Revolving Credit Loans to be made on the Effective Date may be such other procedures as are mutually satisfactory to the Company, the Agent and the Lenders. Any written confirmation of a telephonic notice of borrowing of Revolving Credit Loans shall be given in the form of Exhibit H. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Index Rate Loans, $100,000 or a whole multiple thereof (or, if the then available Revolving Credit Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof; provided that any borrowing of Revolving Credit
                            --------
Loans to be used solely to pay the aggregate amount of Swingline Loans then outstanding may be in the aggregate principal amount of such Swingline Loans. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each such borrowing available to the Agent for the account of the Company prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Company, at the Agent's depositary bank as designated by the Agent from time to time for deposit in the Agent's depositary account, in immediately available funds. The Agent shall then make such borrowing available to the Company by wiring to a financial institution designated by the Company the aggregate of the amounts made available to the Agent by the Revolving Credit Lenders and in like funds as received by the Agent.

          3.4  Use of Proceeds of Revolving Credit Loans.  The proceeds of the
               -----------------------------------------
Revolving Credit Loans shall be used by the Company to pay fees and expenses relating to this Agreement, to finance the working capital and capital expenditure requirements of the Company and its Subsidiaries in the ordinary course of business and to refinance Swingline Loans hereunder.

          SECTION 4.  AMOUNT AND TERMS OF SWINGLINE SUB-FACILITY

          4.1  Swingline Loans.  Subject to the terms and conditions set forth
               ---------------
herein, the Swingline Lender agrees to make swingline loans (individually, a

"Swingline Loan; collectively, the "Swingline Loans") to the Company from time
 --------------                     ---------------
to time prior to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the Total Revolving Extensions of Credit exceeding the lesser of (A) the total Revolving Credit Commitments or (B) the Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and, to but excluding the Revolving Credit Termination Date, reborrow Swingline Loans. The Company shall repay each Swingline Loan not later than seven Business Days after the Borrowing Date of such Swingline Loan.

          4.2  Swingline Note.  The Swingline Loans made by the Swingline Lender
               --------------
shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-4 (the "Swingline Note"), with appropriate insertions therein,
                          --------------
payable to the order of the Swingline Lender and representing the obligation of the Company to pay the aggregate unpaid principal amount of the Swingline Loans, with interest thereon. The Swingline Lender is hereby authorized to record the date and amount of each Swingline Loan and the date and amount of payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Swingline Note (and any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the
                             ----- -----
information so recorded; provided that the failure of the Swingline Lender to
                         --------
make such recordation (or any error in such recordation) shall not effect the obligations of the Company hereunder or under the Swingline Note.

          4.3  Procedure for Swingline Borrowings.  To request a Swingline Loan,
               ----------------------------------
the Company shall notify the Agent of such request by telephone (confirmed by telecopy), not later than 12:00 Noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by wiring to a financial institution designated by the Company the amount of such Swingline Loan in immediately available funds (or, in the case of a Swingline Loan made to finance the reimbursement of any payment made by GE Capital in respect of Letter of Credit Obligations as provided in subsection 5.1(b), by remittance to GE Capital by 3:00 p.m., New York City time, on the requested date of such Swingline Loan).

          4.4  Participations.  The Swingline Lender may by written notice given
               --------------
to the Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender's Revolving Credit Percentage of such Swingline Loan(s). Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender's Revolving Credit Percentage of such Swingline Loan(s). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in subsection 3.3 with respect to Revolving Credit Loans made by such Lender (and subsection 3.3 shall apply, mutatis
                                                                  -------
mutandis, to the payment obligations of the Revolving Credit Lenders), and the
--------
Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Agent shall notify the Company of any participations in any Swingline Loan(s) acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan(s) shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof. Notwithstanding the foregoing, a Revolving Credit Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Revolving Credit Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Revolving Credit Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

          4.5  Use of Proceeds of Swingline Loans.  The proceeds of the
               ----------------------------------
Swingline Loans hereunder shall be used by the Company for any purpose for which the proceeds of Revolving Credit Loans may be used.


          SECTION 5.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

          5.1  Letters of Credit.  (a) GE Capital agrees, subject to the terms
               -----------------
and conditions hereinafter set forth, to incur, from time to time on written request of the Company, Letter of Credit Obligations in respect of Letters of Credit and GE Guarantees; provided, however, that (i) the amount of all Letter
                          -----------------
of Credit Obligations incurred by GE Capital at any one time outstanding (whether or not then due and payable) shall not exceed $5,000,000 in the aggregate and (ii) after giving effect to the incurrence of any Letter of Credit Obligations, the sum of the outstanding Reimbursement Obligations at such time and the then outstanding Revolving Credit Loans (without duplication of Reimbursement Obligations deemed to have become Loans) and Swingline Loans shall not exceed the Borrowing Base then in effect; and further provided, however,
                                                  ------- --------  -------
that (i) no Letter of Credit or GE Guarantee shall have an expiration date which is more than one year following the date of issuance thereof and (ii) GE Capital shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit or GE Guarantee having an expiration date which is later than the Revolving Credit Termination Date. The determination by GE Capital of the bank or other legally authorized Person (including GE Capital) which shall issue any letter of credit contemplated by this subsection 5.1(a) shall be made by GE Capital, in its sole discretion. Upon the date of the issue of a Letter of Credit or GE Guarantee hereunder, GE Capital shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed, without further action by any party hereto, to have irrevocably purchased from GE Capital, a participation in such Letter of Credit or GE Guarantee and the related Letter of Credit Obligations and Reimbursement Obligations in an amount equal to such Lender's Revolving Credit Percentage thereof, and each Revolving Credit Lender (other than GE Capital) shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to GE Capital to pay and discharge when due, such Revolving Credit Lender's participation interest in GE Capital's liability under such Letter of Credit Obligations, provided that no such Revolving Credit Lender shall be liable for
             --------
payment of any amount hereunder in respect of such Letter of Credit or GE Guarantee resulting from GE Capital's gross negligence or willful misconduct.

          (b) In the event that GE Capital or any Revolving Credit Lender shall make any payment on or pursuant to a Letter of Credit Obligation, the amount of such payment shall reduce the amount of the Letter of Credit Obligations outstanding immediately preceding such payment, but such payment thereupon shall be deemed to constitute a Revolving Credit Loan hereunder made to the Company on the date of such payment (whether or not the conditions precedent to the making of a Revolving Credit Loan are satisfied) bearing interest at the rates set forth in subsection 6.3 payable in arrears on each Interest Payment Date. Without limiting the obligation of the Company to reimburse GE Capital and the other Revolving Credit Lenders for such payment, each Revolving Credit Lender agrees that immediately following notice from GE Capital or any other Revolving Credit Lender that GE Capital or such other Revolving Credit Lender, as the case may be, has made any such payment, such Revolving Credit Lender shall pay to the Agent, for the account of GE Capital or such other Revolving Credit Lender, an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of such payment. If such Revolving Credit Lender fails to make any such payment to the Agent in accordance with the preceding sentence, such Revolving Credit Lender shall pay to the Agent interest in respect of such overdue amount for each day thereafter at the rate equal to the applicable Index Rate.

          (c) In the event that (i) any Revolving Credit Loan or Reimbursement Obligation, whether or not then due and payable, shall for any reason be outstanding on the Revolving Credit Termination Date (including, without limitation, any occurrence of the Revolving Credit Termination Date as a result of the occurrence of an Event of Default) or (ii) the Borrowing Base shall be reduced to an amount which is less than the amount of outstanding Reimbursement Obligations and outstanding Revolving Credit Loans (without duplication of Reimbursement Obligations deemed to have become Loans) and Swingline Loans after giving effect to such reduction, the Company will pay to the Agent, for the account of the Revolving Credit Lenders, cash or Cash Equivalents in an amount equal to the amount by which the sum of such Reimbursement Obligations and such Loans exceeds the Borrowing Base. Such cash and Cash Equivalents shall be held by the Agent, for the account of the Revolving Credit Lenders, in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account
                         -----------------------
shall be maintained at a bank designated by the Agent in the name of the Agent (as a cash collateral account), and shall be under the sole dominion and control of Agent and subject to the terms of this subsection 5.1. The Company hereby pledges, and grants to the Agent for the benefit of the Lenders a security interest in, all such cash and Cash Equivalents and other amounts held in the Cash Collateral Account from time to time and all earnings thereof and proceeds thereon, as security for the payment of all Obligations.

          (d) From time to time after funds are deposited in the Cash Collateral Account, the Agent shall apply such funds or Cash Equivalents then held in the Cash Collateral Account and proceeds thereof and earnings thereon to the payment or cash collateralization of the Obligations.

          (e) Neither the Company nor any Person claiming on behalf of or through the Company shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that the Agent shall release from the Cash Collateral Account and return to the Company the amounts described below under the circumstances described below:

              (i) upon the termination of any Letter of Credit Obligations in accordance with their terms and the payment of all amounts payable by the Company to the Revolving Credit Lenders and GE Capital in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Revolving Credit Loans and Reimbursement Obligations (without duplication of Reimbursement Obligations deemed to have become Loans) and Swingline Loans shall be returned to the Company; and

              (ii) in the event that the Borrowing Base then in effect and the amounts then remaining in the Cash Collateral Account exceed the amount of Revolving Credit Loans, Swingline Loans and Reimbursement Obligations then outstanding (without duplication of Reimbursement Obligations deemed to have become Loans) for a period of five consecutive Business Days, such excess amount in the Cash Collateral Account shall be returned to the Company.

          (f) The Agent shall invest or cause to be invested the funds in the Cash Collateral Account in such Cash Equivalents as the Company may direct. Interest and earnings on the Cash Equivalents in the Cash Collateral Account shall be the property of the Company but shall be held in the Cash Collateral Account as Collateral (subject to release by the Agent in accordance with subsection 5.1(e)). The Company agrees that it shall include such interest and earnings in income of the Company for U.S. income tax purposes.

          5.2  Fees, Expenses and Indemnification in Respect of Letter of Credit
               -----------------------------------------------------------------
Obligations.  (a)  In the event that the Revolving Credit Lenders shall incur
-----------
any Letter of Credit Obligations pursuant hereto at the request or on behalf of the Company hereunder, the Company agrees to pay to the Agent (i) all incidental fees and charges paid by GE Capital on account of the issuance or amendments of such Letter of Credit Obligations to the issuer, beneficiary or like party and
(ii) with respect to issued but undrawn Letter of Credit Obligations only, computed for the period from and including the date such Letter of Credit Obligations are incurred to the date such Letter of Credit Obligations are no longer outstanding, a fee in an amount equal to the quotient of (A) an amount equal to (1) the sum of the daily outstanding undrawn amount of such Letter of Credit Obligations for the period as to which payment of such fee is made multiplied by (2) a rate equal to 2%, divided by (B) 360. Fees payable in respect of Letter of Credit Obligations shall be payable to the Agent quarterly in arrears on each L/C Fee Payment Date and on the date the relevant Letter of Credit Obligations expire or are cancelled. The Agent will pay to each Revolving Credit Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this paragraph (a), such Revolving Credit Lender's ratable share of such fees, other than fees payable under clause (i) above which shall be payable to GE Capital.

          (b) The Company hereby indemnifies and holds harmless each Revolving Credit Lender and the Agent (which for purposes of this subsection 5.2(b) shall include a reference to GE Capital acting in its individual capacity hereunder as issuer of Letters of Credit and GE Guarantees) from and against, and guarantees payment of and assumes as a primary obligor, any and all claims and damages, losses, liabilities, costs or expenses which such Revolving Credit Lender or the Agent may incur (or which may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or GE Guarantee, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which GE Capital or any other Revolving Credit Lender may incur by reason of or in connection with the failure of any Revolving Credit Lender to fulfill or comply with its obligations to GE Capital or such Revolving Credit Lender hereunder (but nothing herein contained shall affect any rights which the Company may have against such defaulting Lender); provided that
                                                                   --------
the Company shall not be required to indemnify any Revolving Credit Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such Lender or the Agent in determining whether a request presented under any Letter of Credit or a demand for payment under a GE Guarantee complied with the terms of such Letter of Credit or GE Guarantee after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit or GE Guarantee. Nothing in this subsection 5.2(b) is intended to limit the obligations of the Company under any other provision of this Agreement.


          SECTION 6. PROVISIONS RELATING TO CERTAIN EXTENSIONS OF CREDIT; FEES AND PAYMENTS

          6.1  Mandatory Prepayments.  (a)  (i) If, at any time and from time to
               ---------------------
     time, the Company and its Subsidiaries shall have cash or Cash Equivalents on deposit in bank accounts or other deposit accounts (including, without limitation, securities accounts, but not including any accounts into which Collections (as defined in the Receivables Purchase Agreement) are deposited pursuant to the Receivables Purchase Agreement) with an aggregate value in excess of $500,000 (net of any amounts on deposit to cover (x) checks and other debits previously drawn and tendered by the Company and its Subsidiaries but not yet cleared and (y) wire transfers which have been irrevocably authorized to be paid at opening of business on the next Business Day) (such excess amount, "Excess Cash on Hand"), the Company
                                         -------------------
     shall promptly (and, in any event, within one Business Day) cause such excess amounts to be paid to the Agent to be applied in accordance with the provisions of subsection 6.16; provided that no prepayments of Term Loans
                                    --------
     shall be required to be made pursuant to this subsection 6.1(a) except as provided in clause (iii) below.

          (ii) If, after application of Excess Cash on Hand in accordance with the provisions of subsection 6.1(a)(i) and subsection 6.16, (x) there are no Swingline Loans or Revolving Credit Loans outstanding, (y) the Company and its Subsidiaries shall continue to have Excess Cash on Hand and (z) the Company, NBD Bank and the Agent shall have entered into a Restricted Account Agreement (as defined in Annex B hereto), in form and substance satisfactory to the Agent, with respect to each of the Concentration Account and the Money Market Account, the Company shall promptly (and in any event, within one Business Day) cause such Excess Cash on Hand to be deposited in the Concentration Account or the Money Market Account for the benefit of the Lenders; provided that the Company may withdraw such funds
                             --------
     from such accounts to make any expenditures permitted hereunder so long as no Event of Default has occurred and is continuing.

          (iii) If, after application of Excess Cash on Hand in accordance with the provisions of subsection 6.1(a)(i) and subsection 6.16, (x) there are no Swingline Loans or Revolving Credit Loans outstanding and (y) the Company and its Subsidiaries shall continue to have Excess Cash on Hand, but the Company, NBD Bank and the Agent shall have not entered into a Restricted Account Agreement with respect to the Concentration Account and the Money Market Account, the Company shall pay promptly to the Agent any Excess Cash on Hand to be applied toward the prepayment of Term Loans.

          (b) If (i) for any fiscal year of the Company the sum of (A) the average daily aggregate principal amount of Indebtedness of the Company outstanding hereunder for such fiscal year and (B) the average daily Capital Investment during such fiscal year is greater than the sum of (X) the average daily availability under the Revolving Credit Commitments for such fiscal year (determined with reference to the mathematical average of the weekly Borrowing Bases calculated for such year) and (Y) the average daily Availability (as defined in the Receivables Purchase Agreement) for such fiscal year and (ii) as of the last day of such fiscal year of the Company, the Consolidated Senior Debt Leverage Ratio is greater than 3.25:1.00 for such fiscal year, the Company shall on the relevant Cash Application Date pay 50% of Excess Cash Flow, if any, to the Agent to be applied toward prepayment of the Term Loans; provided further
                                                             -------- -------
that no payment shall be required pursuant to this paragraph to the extent, and only to the extent, that the amount of any such payment would exceed the difference between (A) the sum of the average daily aggregate principal amount of Indebtedness of the Company outstanding hereunder for such fiscal year and the average daily Capital Investment for such fiscal year and (B) the sum of the mathematic average of the weekly Borrowing Bases calculated for such fiscal year and the average daily Availability for such fiscal year. The Company shall provide a certificate in form and substance satisfactory to the Agent setting forth calculations demonstrating its compliance with this subsection 6.1(b).

          (c) Promptly (and, in any event, within one Business Day) following the consummation of any Asset Sale by the Company or any of its Subsidiaries, the Company or the relevant Subsidiary, as the case may be, shall cause the purchaser to pay directly to the Agent 100% of the Net Cash Proceeds of such Asset Sale, which amount shall be applied in accordance with the provisions of subsection 6.16. Concurrently with the making of any such prepayments, the Company shall deliver to the Agent a certificate of the Company's chief financial officer demonstrating in reasonable detail its calculation of the amount required to be prepaid.

          (d) In the event that the aggregate amount of the Revolving Extensions of Credit at any time outstanding exceeds the then applicable Borrowing Base, then, without notice or demand, the Company shall, on such date, pay such excess amount to the Agent for application in accordance with the provisions of subsection 6.16 (including, without limitation, to cash collateralize any outstanding Reimbursement Obligations in accordance with the provisions of subsection 5.1(c)), provided that no prepayment of Term Loans shall be required to be made pursuant to this subsection 6.1(d). The Company may, subject to the terms and conditions of this Agreement, reborrow the amount of any prepayment made under this subsection 6.1(d).

          (e) If after the Effective Date any Indebtedness (other than Indebtedness incurred pursuant to the terms of this Agreement or the Capital Investment) shall be issued or incurred by the Company or any of its Subsidiaries, an amount equal to 100% of such Net Cash Proceeds thereof shall be, within three Business Days after the date of such issuance or incurrence, first applied, if the Consolidated Total Debt Leverage Ratio calculated as of
-----
the last day of the most recently ended fiscal quarter is equal to or greater than 5.50:1.00, toward prepayment of the Term Loans to the extent necessary to reduce the Consolidated Total Debt Leverage Ratio to less than 5.50:1.00 and second deposited in the Concentration Account or the Money Market Account for
------
the benefit of the Lenders; provided, that, if (i) the Company has entered into
                            --------
a letter of intent or other more definitive documentation for the purchase of assets in a transaction permitted by subsection 10.5(f) and (ii) the Company, NBD Bank and the Agent have entered into a Restricted Account Agreement with respect to each of the Concentration Account and the Money Market Account on terms and conditions satisfactory to the Agent, the Company shall not be required to (x) prepay the Term Loans as required by clause first above (but
                                                            -----
shall be required to deposit 100% of such Net Cash Proceeds in the Concentration Account or the Money Market Account within the time period prescribed above) or
(y) prepay Loans pursuant to subsection 6.1(a) and shall be entitled to withdraw amounts from the Concentration Account and the Money Market Account to the extent necessary to consummate such purchase; provided, further that if any
                                              --------  -------
amounts deposited in the Concentration Account and the Money Market Account pursuant to the preceding proviso remain in such account for more than 60 days, such amounts shall be first applied to prepay the Term Loans to the extent
                      -----
necessary to reduce the Consolidated Total Debt Leverage Ratio to less than 5.50:1.00 and second applied in accordance with subsection 6.1(a).
              ------
Notwithstanding the foregoing, if (i) any Indebtedness shall be issued or incurred by the Company or any of its Subsidiaries that is subordinated to the Obligations hereunder on terms satisfactory to the Agent, (ii) the Consolidated Total Debt Leverage Ratio is less than 5.50:1.00, (iii) the Company is in compliance with the financial covenants set forth on Schedule 10.8 and (iv) no Event of Default has occurred and is continuing or, after the incurrence or issuance of such Indebtedness, would occur, this subsection 6.1(e) shall not apply to such transaction (for the avoidance of doubt, subsection 6.1(a) shall apply to the proceeds of such transaction).

          6.2  Optional Prepayments; Termination of Revolving Credit
               -----------------------------------------------------
Commitments.  The Company may, at any time upon at least five Business Days'
-----------
prior irrevocable notice to the Agent, without premium or penalty, prepay all or part of the Loans then outstanding and cash collateralize any outstanding Reimbursement Obligations (after giving effect to any Reimbursement Obligations terminated in a manner acceptable to the Agent) in accordance with the provisions of subsection 5.1(c) and, simultaneously therewith, terminate the Revolving Credit Commitments, in whole or in part, which notice shall specify whether the prepayment is of Eurodollar Loans or Index Rate Loans, the date of such prepayment, cash collateralization and Commitment termination. Upon receipt of such notice, the Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice and cash collateralization of all Reimbursement Obligations (or termination of Reimbursement Obligations) shall be due and payable on the date specified therein. In no event shall the Company have the right to reduce the Revolving Credit Commitments, other than in accordance with the provisions of this subsection 6.2. Amounts prepaid on account of Term Loans may not be reborrowed. Partial prepayments of Term Loans shall be in an aggregate principal amount of not less than $5,000,000 and multiples of $1,000,000 in excess thereof.

          Any prepayment of a Eurodollar Loan (other than Swingline Loans) on a day other than the last day of the Interest Period for such Loan shall be subject to the provisions of subsection 6.6.

          6.3  Interest on Loans.  (a) Each Eurodollar Loan shall bear interest
               -----------------
for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable
                                                           ----
Margin.

          (b) Each Index Rate Loan shall bear interest at a rate per annum equal to the Index Rate plus the Applicable Margin.
                        ----

          (c) Each Swingline Loan shall bear interest at a rate per annum equal to the One Month Eurodollar Rate plus the Applicable Margin then applicable to
                                 ----
Revolving Credit Loans that are Eurodollar Loans.

          (d) During such time as any Default or Event of Default shall have occurred and be continuing, amounts owing hereunder (including, without limitation, interest and other amounts) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 6.3 plus 2% from the date of such non-
                                            ----
payment until such amount is paid in full (as well after as before judgment).

          (e) Interest on the Loans shall be due and payable by the Company in arrears on each Interest Payment Date and on the Revolving Credit Termination Date or date final payment is due in respect of the relevant Term Loan, respectively; provided, that interest accruing pursuant to subsection 6.3(d)
              --------
shall be payable on demand. The Company hereby authorizes the Agent to borrow on behalf of the Company under this Agreement at any time and from time to time (without any prior notice to or demand upon the Company) in order to pay interest, fees and expenses owing under this Agreement.

          (f) Loans which bear interest based upon the One Month Eurodollar Rate shall not be subject to the indemnification provisions contained in subsection 6.6 hereof.

          6.4  Conversion and Continuation Options.  (a) The Company may elect
               -----------------------------------
from time to time to convert Eurodollar Loans (other than Swingline Loans) to Index Rate Loans by giving the Agent prior irrevocable notice of such election on the day such conversion is requested, provided that any such conversion of
                                         --------
Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Index Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and Index Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event
--------
of Default has occurred and is continuing and the Agent has or the Majority Facility Lenders have determined that such a conversion is not appropriate, (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date, the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan
                                                --------
may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Majority Facility Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date, the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable, and provided, further, that
                                                        --------  -------
if the Company shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Index Rate Loans on the last day of such then expiring Interest Period.

          6.5  Minimum Amounts and Maximum Number of Tranches.  All borrowings,
               ----------------------------------------------
conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than five Tranches outstanding at any time with respect to the Term Loans or five Tranches outstanding at any time with respect to Revolving Credit Loans.

          6.6  Indemnification in Respect of Eurodollar Loans.  The Company
               ----------------------------------------------
agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          6.7  Unused Commitment Fee.  The Company shall pay to the Agent for
               ---------------------
the account of each Revolving Credit Lender, an unused commitment fee for the period from and including the Effective Date to the Revolving Credit Termination Date, computed at the Unused Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment (without reduction for any amount of Swingline Loans from time to time outstanding) of such Lender during the period for which payment is made, payable quarterly in arrears on the first Business

Day of each April, July, October and January, commencing on April 1, 1998, and on the Revolving Credit Termination Date.

          6.8  Closing Fee.  The Company shall pay to GE Capital, for its own
               -----------
account, a closing fee in accordance with the terms of the Fee Letter.

          6.9  Computation of Interest and Fees.  (a) Commitment fees and
               --------------------------------
interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Index Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin shall become effective on the relevant Adjustment Date. The Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

          6.10  Inability to Determine Interest Rate.  If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Agent shall have received notice from the Majority Facility Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Agent shall give telecopy or telephonic notice thereof to the Company and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Index Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Index Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Index Rate Loans. Until the circumstances giving rise to such notice have ended, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Company have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          6.11  Effective Date.  If the Effective Date has not occurred on or
                --------------
prior to March 30, 1998, the Commitments shall terminate, in which case this Agreement shall be of no further force and effect, except as expressly provided herein. Unless the Lenders waive or amend the provisions of the preceding sentence, promptly after such date the Company shall reimburse GE Capital (to the extent not previously reimbursed) for all of its reasonable out-of-pocket expenses, including, without limitation, legal fees and disbursements, incurred in connection with the Fee Letter, the Loan Documents or any of the transactions contemplated thereby.

          6.12  Pro Rata Treatment and Payments.  (a) Each borrowing of Loans
                -------------------------------
from the Lenders hereunder shall be made pro rata according to the respective
                                         --- ----
Tranche A Term Loan Percentages, Tranche B Term Loan Percentages and Revolving Credit Term Loan Percentages, as the case may be, of the relevant Lenders. Subject to subsection 6.7, each payment by the Company on account of unused commitment fees and Letter of Credit commissions and any reduction in the Revolving Credit Commitments shall be made pro rata according to the respective
                                           --- ----
Revolving Credit Percentages of the Lenders.

          (b) Each payment (including each prepayment) by the Company on account of principal of and interest on the Term Loans under any Facility shall be made pro rata according to the respective outstanding principal amounts of
        --- ----
the Term Loans under such Facility then held by the Term Loan Lender. The amount of each principal payment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining
                                         --- ----
outstanding principal amounts of such installments.

          (c) Each payment (including prepayments) by the Company on account of principal of and interest on the Revolving Credit Loans and the principal and interest components of the Reimbursement Obligations shall be made pro rata
                                                                   --- ----
according to the respective outstanding principal amounts of the Revolving Credit Loans and Reimbursement Obligations held by each Revolving Credit Lender; provided that appropriate adjustments shall be made in the application of
--------
payment of Reimbursement Obligations with respect to which any such Lender has not paid for its participating interest in accordance with subsection 5.2.

          (d) Each prepayment of Term Loan Facilities shall be applied to the Term Loan Facilities ratably in accordance with the respective amounts then outstanding under such Facilities; provided that the Company may apply any
                                   --------
prepayment made pursuant to subsection 6.2, at its option, either (i) to prepay Tranche A Term Loans and Tranche B Term Loans ratably in accordance with the respective amounts then outstanding or (ii) to prepay Tranche A Term Loans; provided, further that the Company may apply any prepayment made pursuant to
--------  -------
subsection 6.1(a), (b) or (e), at its option, either (i) to prepay Tranche A Term Loans and the Tranche B Term Loans ratably in accordance with the respective amounts then outstanding or (ii) to prepay the Tranche A Term Loans and, if Tranche A Term Loans are no longer outstanding, then to prepay the Tranche B Term Loans.

          (e) All payments (including prepayments) to be made by the Company hereunder and under the Notes, except payments to be made directly to the Swingline Lender as expressly provided herein, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's depositary bank as designated by the Agent from time to time for deposit in the Agent's depositary account, in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The

Agent is hereby authorized to, and at its option may, make advances on behalf of the Company for payment of all fees, expenses, charges, costs, principal, interest and Reimbursement Obligations incurred by the Company hereunder; provided that (a) the Agent shall have no obligation to make such advances and
--------
(b) if the Agent makes any such advances in respect of any Loans (or interest or premium thereon), Reimbursement Obligations or expenses, charges or costs to which any Lender is entitled, the Agent shall pay each Lender within ten days the portion thereof to which it is entitled in accordance with this subsection
6.12. Such advances may be made when and as the Company fails to promptly pay such fees, expenses, charges, costs, principal, interest and Reimbursement Obligations and, at the Agent's option and to the extent permitted by law, shall be deemed Revolving Credit Loans hereunder.

          6.13  Illegality.  Notwithstanding any other provision herein, if the
                ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Index Rate Loans to Eurodollar Loans shall forthwith be cancelled and
(b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Index Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 6.6.

          6.14  Requirements of Law.  (a) If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by subsection 6.15 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Company (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          6.15  Taxes.  (a) All payments made by the Company under this
                -----
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Lender (excluding a connection arising solely from the Agent or such Lender having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof (such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be
                                       -----
withheld from any amounts payable to the Agent or any Lender (or Transferee) hereunder or under the Notes, the amounts so payable to the Agent or such Lender (or Transferee) shall be increased to the extent necessary to yield to the Agent or such Lender (or Transferee) (after payment of all Taxes) interest or any such other amounts payable hereunder and under the Notes at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that no
                                                   --------  -------
such additional amount shall be paid to any Lender (or Transferee) if the information contained in any form which such Lender (or Transferee) has agreed to provide pursuant to subsection 6.15(b) ceases to be accurate in any relevant respect or if such Lender (or Transferee) is unable to provide any additional form required to be provided upon the expiration or obsolescence of such previously delivered form, in either case as the result of any action taken by such Lender (or Transferee) that is not related to, or caused by, any change in any treaty, law, regulation or interpretation thereof. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the

Agent and the Lenders for any incremental taxes, interest or penalties that may become payable to the Agent or any Lender as a result of any such failure. The agreements in this subsection 6.15 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Lender (or Transferee) that is not incorporated under the laws of the United States of America or a state thereof agrees that prior to the Effective Date (or prior to the date of assignment or transfer in the case of any Transferee), it will deliver to the Company and the Agent (i) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender (or Transferee) also agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Any Lender (or Transferee) claiming any additional amounts payable pursuant to this subsection 6.15 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or documents reasonably requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, as determined in the sole discretion of such Lender (or Transferee) be otherwise disadvantageous to such Lender (or Transferee).

          6.16  Application of Payments.  Except as set forth in the proviso
                -----------------------
clause below and as provided in subsections 6.1 and 6.2, all payments made to the Agent hereunder shall be applied by the Agent in the following order: (i) due and payable fees and expenses, (ii) then due and payable interest payments on the Loans, (iii) principal on the Swingline Loans, (iv) principal payments on the Revolving Credit Loans, (v) principal payments in Term Loans and (vi) the cash collateralization of any outstanding Reimbursement Obligations to the extent required pursuant to subsection 5.1(c); provided, that if an Event of
                                               --------
Default has occurred and is continuing, such payments (in the absence of a determination by the Agent and/or the Lenders, in their sole discretion, to apply such payments in a different manner) shall be applied by the Agent in the following order: (i) due and payable fees and expenses and (ii) then due and payable principal and interest payments on the Loans and cash collateralization of any Reimbursement Obligations to the extent required pursuant to subsection 5.1(c) in such order as the Agent shall determine. The application of any prepayment pursuant to subsection 6.1 with respect to any Facility shall be made first to Index Rate Loans and second to Eurodollar Loans.

          6.17  Adjustments; Set-off.  (a) If any Lender (a "benefitted Lender")
                --------------------                         -----------------
shall at any time receive any payment of all or part of its Loans, or interest thereon, or Reimbursement Obligations owed to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 11(j), or otherwise), in a greater proportion (as determined pursuant to and in accordance with subsection 6.12) than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, or Reimbursement Obligations owed to it (in each case except to the extent that this Agreement provides the payments to be allocated to the Lenders use under a particular Facility) such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans and Reimbursement Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders in accordance with the provisions of subsection 6.12; provided, however, that if all or any portion of
                               --------  -------
such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations owed to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (including, without limitation, pursuant to Section 7) or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender, provided that the failure to give such
                                         --------
notice shall not affect the validity of such set-off and application.

          6.18  Single Loan.  The Loans and all of the other obligations of the
                -----------
Company arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Company secured by all of the Collateral.


          SECTION 7.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans (and to participate in the Swingline Loans, the Letters of Credit and Letter of Credit Obligations) hereunder, the Company hereby represents and warrants to each Lender that:

          7.1  Financial Condition.  (a)  The audited consolidated
               -------------------
balance sheets of the Company and its Consolidated Subsidiaries as at February 28, 1997, and the related audited consolidated statements of income, shareholder's equity and cash flows for the year then ended, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of each such Person as at such date and the consolidated results of its operations and its consolidated cash flows for the fiscal period then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved. The Company and its Consolidated Subsidiaries do not have any material Contingent Obligation, contingent liability or liability for taxes or long-term lease or unusual forward or long-term commitment likely (individually or in the aggregate) to result in a Material Adverse Effect that is not reflected in said financial statements or in the notes thereto. During the period from February 28, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its Consolidated Subsidiaries at February 28, 1997, except as disclosed in the Syndication Memorandum

          (b) Except as disclosed in the Syndication Memorandum, there has been no material adverse change in the business, operations, property or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole since February 28, 1997.

          (c) Except as disclosed in the registration statement (file number 333-24043) of the Company on Form S-1, as amended as of the date hereof, no dividends or other distributions have been declared, paid or made upon any shares of capital stock of the Company or any of its Subsidiaries, nor have any shares of capital stock of the Company or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries since February 28, 1997.

          7.2  Corporate Existence; Compliance with Law.  Each of the Company
               ----------------------------------------
and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged. The Company and each of its Subsidiaries is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of business requires such qualification and is in compliance with all Requirements of Law, except to the extent that the failure to be so qualified or to so comply could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          7.3  Corporate Power; Authorization.  Each of the Company and each of
               ------------------------------
its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and each Loan Document to which it is a party. Each of the Company and each of its Subsidiaries has taken all necessary corporate action on its part to be taken to authorize the execution, delivery and performance of this Agreement, the Notes and each Loan Document to which it is a party, the borrowings contemplated by this Agreement, and the creation of the Liens contemplated by each Collateral Document to which it is a party. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, any Loan Document, the borrowings contemplated by this Agreement, or the creation of the Liens contemplated by the Collateral

Documents, except for (a) routine filings to be made with Governmental Authorities and (b) filings necessary to create or perfect the security interests created by the Collateral Documents, all of which consents and filings will be obtained or made prior to or on the Effective Date and will be in full force and effect on the Effective Date.

          7.4  Enforceable Obligations.  This Agreement has been, and each of
               -----------------------
the Notes and the Loan Documents to which it is a party will be, duly executed and delivered on behalf of the Company and each of its Subsidiaries, and this Agreement constitutes, and each of the Notes and the Loan Documents to which it is a party when duly executed and delivered by the Company or such Subsidiary, as the case may be, will constitute, legal, valid and binding obligations of the Company and such Subsidiaries, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

          7.5  No Legal Bar.  (a) The execution and delivery of this Agreement,
               ------------
the Notes and the Loan Documents do not and will not violate any Requirement of Law or any Contractual Obligation applicable to the Company or any of its Subsidiaries and (b) the performance of this Agreement, the Notes and the Loan Documents, the borrowings contemplated by this Agreement and the creation of the Liens contemplated by the Collateral Documents do not and will not violate any Requirement of Law or any Contractual Obligation (other than Contractual Obligations which individually or in the aggregate would not have a Material Adverse Effect, including, without limitation Contractual Obligations with wholesale vendors to the Company) applicable to the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than Liens created pursuant to the Collateral Documents) on any of their respective properties or revenues pursuant to any Requirement of Law applicable thereto or Contractual Obligation thereof.

          7.6  No Material Litigation.  Except as set forth on Schedule 7.6, no
               ----------------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company threatened, by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement, the Notes, any Loan Document or any of the transactions contemplated hereby or thereby, or (b) with respect to any other matter that could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

          7.7  Federal Regulation.  No part of the proceeds of any Extension of
               ------------------
Credit, Letter of Credit or GE Guarantee will be used for any purpose that violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making of such Loans or issuance of such Letter of Credit or GE Guarantee.

          7.8  Investment Company Act.  Neither the Company nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          7.9  Disclosure.  Except as set forth on Schedule 7.9, no
               ----------
representation or warranty of the Company or any of its Subsidiaries contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished to the Agent or the Lenders or any of them by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Company or such Subsidiary in the case of any document not furnished by
it) necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in
                                 --- -----
the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made. There is no fact known to the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in such other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated hereby by the other Loan Documents.

          7.10  No Default.  Neither the Company nor any of its Subsidiaries is
                ----------
in default under or with respect to any Contractual Obligation in any respect that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

          7.11  Ownership of Property; Liens.  The Company and each of its
                ----------------------------
Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property. The Company and each of its Subsidiaries has good title to all its other property. None of such real or other property is subject to any Lien, except as permitted by subsection 10.2. No amount owing by the Company or any of its Subsidiaries on account of any leasehold interest held by it is past due (after giving effect to any applicable grace period), except to the extent that the failure to pay such amount, including interest and penalties, could not reasonably be expected to have a Material Adverse Effect and with respect to which reserves in conformity with GAAP have been provided on the books of the Company.

          7.12  Taxes.  The Company and each of its Subsidiaries has filed or
                -----
caused to be filed all tax returns that to the knowledge of the Company are required to be filed (whether by the Company, any of its Subsidiaries or by any consolidated corporate group of which the Company or any of its Subsidiaries is a member), and has paid all taxes shown to be due and payable on said returns, except where the failure to so file (taking into account all the consequences of such failure and the taxes to be paid in connection with such filing) could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has paid all assessments made against the Company or any of its Subsidiaries or any of its or their property, except as set forth on
Schedule 7.12 hereto. The Company and each of its Subsidiaries has paid all other taxes, fees or other charges imposed on the Company or any of its Subsidiaries or any of its or their property by any Governmental Authority, and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges, except for
(a) taxes not yet due, (b) those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company and (c) those set forth on Schedule 7.12 hereto. Proper and accurate amounts have been withheld by the Company and each of its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Neither the Company nor any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any dispositions of "subsection (f) assets" (as defined in Section 341(f)(4) of the Code). None of the property owned by the Company or any of its Subsidiaries is property that the Company or such Subsidiary is required to treat as being owned by any other Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any of its Subsidiaries has agreed or has been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth on Schedule 7.12, neither the Company nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

          7.13  No Burdensome Restrictions.  No Contractual Obligation or
                --------------------------
Requirement of Law applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          7.14  ERISA.  No Reportable Event has occurred during the five-year
                -----
period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to which such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

          7.15  Capital Stock.  All of the shares of the capital stock of the
                -------------
Company and each of its Subsidiaries have been duly and validly issued, are fully paid and are non-assessable.

          7.16  Subsidiaries; Executive Offices.  (a) The Company does not have
                -------------------------------
any direct or indirect Subsidiary as of the date hereof, other than those set forth on Schedule 7.16(a). No Subsidiary of the Company other than PSC and PIC has any meaningful assets, capital or liabilities or conducts any meaningful business.

          (b) The current location of each Loan Party's chief executive office and principal places of business are set forth on Schedule 7.16(b), except to the extent that such Loan Party has complied with subsection 5(p) of the Security Agreement to which it is a party in respect of any change in such location.

          7.17  Security Documents.  (a) The provisions of the Subsidiary
                ------------------
Guarantee are effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein, except as such enforceability may be limited by bankruptcy, moratorium, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) (the "Enforceability
                                                               --------------
Exceptions").
----------

          (b) Each of the Pledge Agreements is effective to create in favor of the Agent, for the ratable benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in the pledged securities described therein and the proceeds thereof, subject to the Enforceability Exceptions, and, the stock certificates representing or constituting the Collateral described in such Pledge Agreement having been delivered to the Agent, such Pledge Agreement constitutes a perfected first Lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged securities described therein and the proceeds thereof.

          (c) Each of the Security Agreements is effective to create in favor of the Agent, for the ratable benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof, subject to the Enforceability Exceptions, and, upon the filing of Uniform Commercial Code financing statements in each of the jurisdictions listed on Schedule 7.17(c) hereto and each Patent and Trademark Assignment having been filed in the United States Patent and Trademark Office, each such Security Agreement constitutes a perfected first lien on, and security interest in, all right, title and interest of the debtor party thereto in the Collateral described therein which is located in the jurisdiction listed on
Schedule 7.17(c) and the proceeds thereof, other than any Collateral thereunder which is subject to perfection only by possession (in which event the Agent has possession of such Collateral and therefore possesses a perfected first lien on, and security interest in, all right, title and interest of the debtor party thereto in such Collateral).

          7.18  Projections.  The projections of the Company's annual operating
                -----------
budgets on a consolidated basis, balance sheets and cash flow statements for its fiscal years ending on February 28, 1998 and February 28, 1999, copies of which have been delivered to each Lender, disclose all material assumptions used in formulating such projections. The Company is not aware of any facts that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon good faith estimates and assumptions, all of which are believed to be reasonable, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimates of the Company of the results of operations and other information projected therein.

          7.19  Labor Matters.  There are no strikes or other labor disputes
                -------------
against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) would have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) would have a Material Adverse Effect. Payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or such Subsidiary.

          7.20  Other Ventures.  Neither the Company nor any of its Subsidiaries
                --------------
is engaged in any joint venture or partnership with any other Person.

          7.21  Employment and Labor Agreements.  (a) Except as set forth on
                -------------------------------
Schedule 7.21(a), there are no employment agreements covering the executive officers of the Company or any of its Subsidiaries. Each employment agreement set forth on Schedule 7.21(a) is in full force and effect in accordance with its terms and a true and correct copy of each such employment agreement has been delivered to the Agent prior to the date hereof.

          (b) Except as set forth on Schedule 7.21(b), there are no collective bargaining agreements or other labor agreements covering an aggregate of more than 20 employees of the Company and its Subsidiaries.

          7.22  Intellectual Property.  The Company and each of its Subsidiaries
                ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure
                          ---------------------
to own or license which could reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and except as set forth on
Schedule 7.22 the Company does not know of any valid basis for any such claim. To the best knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

          7.23  No Material Adverse Effect.  No event has occurred since
                --------------------------
February 28, 1997 and is continuing that (individually or in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect.

          7.24  Environmental Matters.  To the best knowledge of the Company,
                ---------------------
each of the representations and warranties set forth in (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated by the Company (the "Properties"), except (i) as set forth on
                                       ----------
Schedule 7.24 and (ii) to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not have any reasonable likelihood of having a Material Adverse Effect:

          (a) The Properties do not contain, and have not previously contained, any Hazardous Materials in concentrations which violate Environmental Laws.

          (b) The Properties are in compliance with all Environmental Laws, including, without limitation, all applicable Federal, state and local standards and requirements regarding the generation, treatment, storage, handling, use or disposal of Hazardous Materials at the Properties, and there is no Hazardous Materials contamination which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) Neither the Company nor any of its Subsidiaries has received any notice of violation or advisory action by any Governmental Authority regarding environmental control matters or permit compliance with regard to the Properties, nor is the Company aware that any Governmental Authority is contemplating delivering to the Company or any of its Subsidiaries any such notice.

          (d) Hazardous Materials have not been transferred from the Properties to any other location.

          (e) There are no governmental administrative actions or judicial proceedings pending or, to the knowledge of the Company, contemplated under any Environmental Laws to which the Company or any of its Subsidiaries is or is expected to be named as a party with respect to the Properties.

          7.25  Public Warehouses.  No Inventory of the Company or any of its
                -----------------
Subsidiaries is located at any Public Warehouse on the date hereof. No Inventory of the Company or any of its Subsidiaries is located at any Public Warehouse other than a Public Warehouse in respect of which the Agent has received a duly executed and delivered Warehousemen Notice which is in full force and effect. No amount owing to any Public Warehouse by the Company or any of its Subsidiaries is past due (after giving effect to any applicable grace period) and neither the Company nor any of its Subsidiaries is in default under any Contractual Obligation owing in respect of any Public Warehouse which holds Inventory of the Company or any of its Subsidiaries.


          SECTION 8.  CONDITIONS PRECEDENT

          8.1  Conditions to the Initial Extension of Credit.  The agreement of
               ---------------------------------------------
each Lender to make the initial Extension of Credit requested to be made on the Effective Date is subject to the satisfaction or waiver by each Lender, immediately prior to or concurrently with the making of such Loans or incurrence of such Letter of Credit Obligations, of the following conditions precedent (the date on which each of such conditions precedent is satisfied or waived being herein called the "Effective Date"):
                   --------------

          (a)  Notes.  The Agent shall have received, for the account of each
               -----
     relevant Lender, the Notes, executed and delivered by a duly authorized officer of the Company.

          (b)  Global Amendment.  The Agent shall have received, with a
               ----------------
     counterpart for each Lender, the Global Amendment, executed and delivered by a duly authorized officer of each Loan Party thereto.

          (c)  Filings, Registrations and Recordings.  Each document (including,
               -------------------------------------
     without limitation, any Uniform Commercial Code financing statement and the filing of the Patent and Trademark Assignments in the United States Patent and Trademark Office) required by the Collateral Documents or under law or reasonably requested by the Lenders to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Agent and the Lenders, a perfected first Lien on the Collateral described therein shall have been delivered to the Lender for filing, registry or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

          (d)  Closing Certificates.  The Agent shall have received, with a
               --------------------
     counterpart for each Lender, a certificate of each Loan Party substantially in the form of Exhibit D hereto, dated the Effective Date, executed and delivered by duly authorized officers of such Loan Party and attaching and certifying the relevant documents referred to in subsections 8.1(e), (f) and (k).

          (e)  Corporate Proceedings.  The Agent shall have received, with a
               ---------------------
     copy for each Lender, a copy of the resolutions in form and substance reasonably satisfactory to each Lender, of the board of directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party and (ii) the granting by it of the pledges and security interests granted by it pursuant to the Collateral Documents to which it is a party, in both cases certified by the Secretary or an Assistant Secretary of such Loan Party as of the Effective Date. Such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (f)  Corporate Documents.  The Agent shall have received, with a copy
               -------------------
     for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

          (g)  Legal Opinions.  The Agent shall have received, with a
               --------------
     counterpart for each Lender, the following executed legal opinions:

                    (i) the executed legal opinion of Kilpatrick Stockton LLP, counsel to the Credit Parties, substantially in the form of Exhibit E-1 hereto; and

                    (ii) the executed legal opinion of Amster, Rothstein and Ebenstein, special intellectual property counsel to the Agent, substantially in the form of Exhibit E-2 hereto.

Each such legal opinion shall cover such matters incident to the transactions contemplated by the Loan Documents as the Agent may reasonably require.

          (h)  No Litigation.  (i)  Except as disclosed on Schedule 7.6, no
               -------------
litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or, to the knowledge of the Company or any of its Subsidiaries, threatened against any Loan Party or against the officers or directors of any thereof (A) in connection with this Agreement, the Notes or the other Loan Documents or (B) that could reasonably be expected to have a Material Adverse Effect; (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of transactions contemplated hereby shall have been issued by any Governmental Authority; and
(iii) the Agent shall have received a certificate of an officer of the Company to the effect of clauses (i) and (ii) above.

          (i)  Closing Fee.  GE Capital shall have received the closing fee
               -----------
payable to GE Capital on the earlier of the Effective Date and March 31, 1998 pursuant to the Fee Letter.

          (j)  No Violation.  The consummation of the transactions contemplated
               ------------
hereby, by the other Loan Documents shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any Requirement of Law.

          (k)  Consents, Authorizations and Filings, etc.  The Agent shall have
               ------------------------------------------
received, with copies for each Lender, copies of all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each Loan Party, and the validity and enforceability against each Loan Party, of the Loan Documents to which it is a party.

          (l)  Projections.  Each Lender shall have received (i) the projections
               -----------
referred to in subsection 7.18, certified by the chief financial officer of the Company in accordance with said subsection 7.18.

          (m)  Insurance.  The Agent shall have received evidence satisfactory
               ---------
to it that the insurance policies provided for in subsection 9.6 and subsection 5(m) of the Security Agreements are in full force and effect, certified by the insurer thereof, together with appropriate evidence showing the Agent, for the benefit of the Agent and the Lenders, as an additional named insured or loss payee to the extent required pursuant to subsection 9.6.

          (n)  Employment and Labor Agreements.  The Agent shall have received a
               -------------------------------
copy of (i) each agreement or plan or, if not available, a summary thereof, providing for employment, compensation, severance, deferred payments, bonus payments or accruals, profit sharing arrangements, stock option or stock appreciation rights, incentive payments, pension or employment benefit contributions or similar payments or arrangements (either individually or in the aggregate material to the Company and its Subsidiaries taken as a whole) for the benefit of any Loan Party's executive officers and (ii) each collective bargaining agreement or other labor agreement covering more than 20 employees of the Company and its Subsidiaries, in each case in form and substance as has been approved by each Lender.

          (o)  Labor Matters.  There shall be (i) no strikes or other labor
               -------------
disputes pending or threatened against any Company or any of its Subsidiaries,
(ii) no violation by the Company or any of its Subsidiaries of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with labor or employment matters that (individually or in the aggregate) would have a Material Adverse Effect and (iii) no amounts owing by the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or such Subsidiary.

          (p)  Legal and Other Fees.  The Agent shall have received evidence
               --------------------
satisfactory to it that the Company has paid all reasonable fees and expenses then billed of (i) the Agent's outside counsel, Simpson Thacher & Bartlett, and
(ii) all special counsel retained by the Agent in connection with any of the Loan Documents and the transactions contemplated thereby.

          (q)  Lien Searches.  The Agent shall have received the results of a
               -------------
recent search by a Person satisfactory to the Lenders of the Uniform Commercial Code filings which may have been filed in such jurisdictions as the Agent may reasonably request.

          (r)  Material Agreements.  The Agent shall have received, with a copy
               -------------------
for each Lender, true and correct copies of such documents or instruments (including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Company or any of its Subsidiaries may be a party) as may be requested by the Agent or the Lenders, which shall each be in form and substance satisfactory to the Lenders.

          (s)  Borrowing Base Certificate.  The Agent shall have received a
               --------------------------
Borrowing Base Certificate, dated the Effective Date, showing that the aggregate principal amount of the Revolving Credit Extensions of Credit and Swingline Loans, if any, to be made on the Effective Date shall not exceed the Borrowing Base as set forth in such Certificate.

          (t)  Subsection 8.2 Conditions.  The conditions set forth in
               -------------------------
subsection 8.2 shall have been satisfied.

          8.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any Extension of Credit requested to be made by such Lender on any date (including, without limitation, the initial Extension of Credit) is subject to the satisfaction of the following conditions precedent as of the date a Loan is made or a Letter of Credit Obligation is incurred, as the case may be:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Company in or pursuant to this Agreement and the other Loan Documents to which it is a party, and each of the representations and warranties made by each other Loan Party in or pursuant to each Loan Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document, shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

          (c)  Borrowing Base.  The aggregate principal amount of the Total
               --------------
     Revolving Extensions of Credit then outstanding, after giving effect to the Extensions of Credit to be made on the date of the proposed Extension of Credit, shall not exceed the Borrowing Base set forth in the most recent Borrowing Base Certificate furnished by the Company pursuant to subsection 9.2(b) or 9.2(e).

Each Extension of Credit hereunder shall constitute a representation and warranty by the Company as of the date of such Extension of Credit that the conditions contained in this subsection 8.2 have been satisfied.


          SECTION 9.  AFFIRMATIVE COVENANTS

          From the date hereof and so long as any amount remains owing hereunder, under any Note or any Collateral Document, or the Commitments remain in effect, the Company covenants and agrees that:

          9.1  Financial Statements.  The Company shall furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of earnings and cash flows for the fiscal year then ended, certified with an Unqualified Opinion by Ernst & Young (or other accountants of nationally recognized standing selected by the Company which are reasonably acceptable to the Agent), with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein);

          (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter of the Company's fiscal year), (i) copies of the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries, in each case as at the end of such quarter and the related unaudited consolidated statements of earnings and cash flows for such quarter, and the portion of the fiscal year through such quarter, certified by the chief financial officer of the Company as presenting fairly the financial condition and results of operations of the Company and its Consolidated Subsidiaries (subject to normal year-end audit adjustments), and (ii) copies of the unaudited consolidating financial statements of the Company and its Consolidated Subsidiaries including therein (A) the consolidating balance sheets of each of the Company and its Consolidated Subsidiaries, as at the end of such fiscal quarter, and (B) the related consolidating statements of earnings for such fiscal quarter and the portion of the fiscal year of the Company through such fiscal quarter, in each case showing inter-company eliminations;

          (c) as soon as available, but in any event within 30 days after the end of each month (other than May, August, November and February) (i) copies of the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries, in each case as at the end of such month, and the related unaudited consolidated statement of earnings and cash flows for such month and the portion of the calendar year through such month, certified by the chief financial officer of the Company as presenting fairly the financial condition and results of operations of the Company and its Consolidated Subsidiaries (subject to normal year-end and quarterly audit adjustments) and (ii) copies of the unaudited consolidating financial statements of the Company and its Consolidated Subsidiaries including therein (A) the consolidating balance sheets of each of the Company and its Consolidated Subsidiaries, as at the end of such month and (B) the related consolidating statements of earnings for such month and the portion of the calendar year through such month, and in each case showing inter-company eliminations;

          (d) not later than 30 days prior to the last day of each fiscal year of the Company, a copy of the projections (on a monthly basis) by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding calendar year (together with disclosure of all material assumptions used in the formulation thereof), such projections to be accompanied by a certificate of the chief financial officer of the Company to the effect that such projections are based upon good faith estimates and assumptions, all of which are believed to be reasonable, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimates of the Company of the results of operations and other information projected therein;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          9.2  Certificates; Other Information.  The Company shall furnish to
               -------------------------------
each Lender:

          (a) concurrently with the delivery of each set of the financial statements referred to in subsections 9.1(a) and 9.1(b), a certificate of the chief financial officer of the Company (i) stating that, to the best of such officer's knowledge, during the period covered by such set of financial statements, each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default (except as specified in such certificate, in which case such certificate shall set forth in reasonable detail the steps that the Company plans to take in respect thereof), (ii) showing in reasonable detail the calculations supporting such statement in respect of subsection 10.8 and
     (iii) certifying that such consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Consolidated Subsidiaries (subject to normal year-end audit adjustments and quarterly adjustments);

          (b) by no later than 4:00 p.m., New York City time, 15 Business Days after the end of each month, (i) a Monthly Borrowing Base Certificate, which certificate shall be true and accurate as of the date thereof and
     (ii) a certificate disclosing the amount of accounts payable due, as of the last day of such month, to vendors of inventory sold by the Company and its Subsidiaries on a consignment basis;

          (c) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which any Loan Party may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) concurrently with the delivery of the financial statements referred to in each of subsections 9.1(a) and 9.1(b), a brief narrative by the chief financial officer of the Company (i) describing significant developments regarding the Company's and its Subsidiaries' results of operation and marketing activities and (ii) certifying that, to the best of such officer's knowledge after due inquiry, (A) no Material Adverse Effect has occurred since the date of such officer's previous report or (B) a Material Adverse Effect has occurred since such date and setting forth in reasonable detail the steps that the Company plans to take in respect thereof;

          (e) on the third Business Day of each calendar week, by no later than 4:00 p.m., New York City time, a Weekly Borrowing Base Certificate for the previous calendar week's activity, which certificate shall be true and accurate as of the date thereof;

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, without limitation, such supporting detail regarding the Collateral as the Agent reasonably may request); and

          (g) concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a copy of any auditor's letters to management, including any inquiry letters and management's responses thereto, delivered in connection with, or as a result of, the preparation of such financial statements.

          9.3  Payment of Obligations.  The Company shall, and shall cause each
               ----------------------
of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Indebtedness and other material obligations of whatever nature (including any obligations for taxes), except, without prejudice to the effectiveness of subsection 11(h), where the amount or validity thereof is being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Company and its Subsidiaries.

          9.4  Conduct of Business and Maintenance of Existence.  The Company
               ------------------------------------------------
shall, and shall cause each of its Subsidiaries to, (a) preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all its material rights, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except as permitted by subsection 10.3, (b) continue to engage in the same general type of business in which it is engaged on the Effective Date and (c) comply with all Contractual Obligations and Requirements of Law applicable to it, except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect.

          9.5  Maintenance of Property and Accounts; Cash Management.  (a)  The
               -----------------------------------------------------
Company shall, and shall cause each of its Subsidiaries to, keep all of its property necessary for the continued operation of its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company shall, and shall cause each of its Subsidiaries to, maintain (i) all data and records necessary for the conduct of its business,
(ii) duplicate data and records, in a different location, sufficient to protect its business against material interruption or loss in the event of damage, loss or destruction of its basic data and records and (iii) adequate disaster recovery systems and back-up computer and other information management systems, in a different location, sufficient to protect its business against material interruption or loss in the event of damage, loss or destruction of its primary computer and other information management systems.

          (c)  The Company shall, and shall cause each of its Subsidiaries to,
(i) maintain a cash management system and controls substantially similar to that in effect on the Effective Date, and (ii) obtain the approval of each Lender in advance with regard to any material change to be made or proposed to be made with respect to such cash management system and controls.

          9.6  Maintenance of Insurance.  (a)  The Company shall, and shall
               ------------------------
cause each of its Subsidiaries to, at its sole cost and expense, maintain "All Risk" physical damage insurance on all real and personal property including, without limitation, fire and extended coverage, boiler and machinery coverage, flood, earthquake, liquids, theft, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property shall contain an endorsement, in form and substance satisfactory to the Agent, showing loss payable to the Agent as its interests appear.

          (b) The Company shall, at its sole cost and expense, maintain commercial general liability insurance on an "occurrence basis" (unless such insurance cannot be reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $10,000,000 per occurrence and $10,000,000 in the aggregate. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability. The Company shall, at its sole cost and expense, maintain workers' compensation insurance including employer's liability in the amount of $500,000 for each accident, $500,000 disease-policy limit, and $500,000 disease-each employee.

          (c) The Company shall, at its sole cost and expense, maintain automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $10,000,000 per occurrence.

          (d) All policies of insurance required to be maintained under this Agreement shall (i) include the Agent as an additional insured, (ii) contain a 30-day advance notice of alteration or cancellation, (iii) provide that no act or default by the Company or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage, (iv) be in form substantially similar to those in effect on the date hereof and be with insurers rated at least A by A.M. Best and (v) be in not less than the amounts set forth herein. The Company shall deliver to the Agent certificates of insurance evidencing coverage, the naming of the Agent as additional insured and the 30-day advance notice of cancellation provision. The original (or certified copies) of each policy of insurance shall be maintained by the Company and made available to the Agent from time to time at the Agent's request. In addition, the Company shall notify the Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. The Company hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Agent, as its interest may appear. For the purpose of making, settling and adjusting claims under such policies of insurance, the Company shall not, without the Agent's prior written consent, agree to the making, settling or adjusting of claims in excess of $50,000 made under such policies of insurance or endorsing any check, draft, instrument or other item of payment in excess of $50,000 for the proceeds of such policies of insurance. In the event that the Company at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Agent, without waiving or releasing any obligations or Default or Event of Default by the Company hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums to disbursed by the Agent (including, without limitation, reasonable attorneys' fees, court costs, expenses and other charges relating thereto) shall be payable, on demand, by the Company to the Agent and shall be additional Obligations (as defined in the Collateral Documents) hereunder secured by the Collateral.

          9.7  Inspection of Property; Books and Records; Discussions.  The
               ------------------------------------------------------
Company shall, and shall cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Agent or any Lender to visit and inspect any of its properties and to examine and make abstracts from any of its books and records at their customary location during normal business hours or at such other times as the Agent or any Lender may reasonably request, and as often as may reasonably be desired for use by the Lenders, in making continuing credit decisions hereunder, and (c) permit representatives of the Agent to discuss the affairs, accounts, business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers, directors, employees, customers, suppliers (following the Agent's reasonable best efforts to give the Company advance oral notice) of the Company and its Subsidiaries and with its independent certified public accountants. The Agent and the Lenders hereby agree that, unless a Default or Event of Default has occurred and is continuing, they will provide the Company with oral notice which is reasonable under the circumstances prior to exercising their rights under clause (b) of this subsection 9.7.

          9.8  Notices.  The Company shall promptly give notice to the Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries that, in the reasonable judgment of the Company, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation, investigation or proceeding affecting the Company or any of its Subsidiaries and that, in the reasonable judgment of the Company, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any material change or event that, in the reasonable judgment of the Company, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 9.8 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          9.9  Communication with Accountants.  The Company authorizes the Agent
               ------------------------------
and, if accompanied by the Agent, each Lender and each Transferee, to communicate directly with its independent certified public accountants and hereby authorizes such accountants to disclose to the Agent, each Lender and each Transferee any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company or any of its Subsidiaries. At or before the Effective Date, the Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this subsection 9.9.

          9.10  Lenders' Fees.  The Company shall pay to each Lender, on demand,
                -------------
any and all fees, costs or expenses that such Lender shall pay to a bank or other similar institution arising out of or in connection with the forwarding by such Lender to the Company or any other Person designated by the Company of proceeds of the Loans.

          9.11  Payment of Taxes.  The Company shall pay all transfer, excise,
                ----------------
mortgage recording or similar taxes (but excluding income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Lenders of the Notes, and the execution and delivery of the Loan Documents and any other agreements and instruments contemplated thereby, and shall save the Lenders harmless, without limitation as to time, against any and all liabilities with respect to such taxes, provided, that the Company shall not be responsible
                            --------
for any taxes in connection with the transfer of any Note by the holder thereof. The obligations of the Company under this subsection 9.11 shall survive the payment of the Notes and all other amounts owing hereunder and the termination of this Agreement.

          9.12  Environmental Laws; Environmental Indemnity.  The Company shall,
                -------------------------------------------
and shall cause each of its Subsidiaries to:

          (a) Comply with, and insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply in all material respects with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have any reasonable likelihood of having a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

          9.13  Leases.  The Company shall, and shall cause each of its
                ------
Subsidiaries to, comply in all material respects with all of its and their obligations under all Leases now existing or hereafter entered into by it or them with respect to real property. The Company shall, or shall cause the appropriate Subsidiary to (a) provide the Agent and each Lender with a copy of each notice of default or termination received by the Company or such Subsidiary under any Lease immediately upon receipt of any such notice, and deliver to the Agent and each Lender a copy of each notice of default or termination sent by the Company or such Subsidiary under any Lease simultaneously with its delivery of such notice under such Lease, (b) use its commercially reasonable efforts to not permit any new Lease to contain any provision that would cause such Lease to terminate (or would give the lessor thereunder the right to terminate such Lease) upon a sale or other change in control of any Loan Party and (c) provide to the Agent, at the request of the Agent, a schedule of all properties then being leased by the Company and its Subsidiaries as lessee, (i) describing the material terms of each such lease, (ii) indicating the expiration date of each such lease and (iii) setting forth, in comparative form, any changes from the schedule delivered to the Agent for the immediately preceding quarter.

          9.14  Additional Collateral.  (a)  If, after the Effective Date, the
                ---------------------
Company or any of its Subsidiaries shall acquire any assets on which the Agent, for the benefit of the Agent and the Lenders, does not have a perfected Lien, other than any stock of any corporation, the Company (i) shall execute and deliver, or shall cause the appropriate Subsidiary to execute and deliver, to the Agent such amendments to this Agreement, the Collateral Documents or such other documents as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in such assets, (ii) shall take, or shall cause the appropriate Subsidiary to take, all actions necessary or advisable to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security interest in such assets, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the appropriate Security Agreement or by law or as may be requested by the Agent and (iii) shall, upon the request of the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent and the Required Lenders; provided
                                                                        --------
that the Company and its Subsidiaries shall not be required to grant Liens on any such assets consisting of real property unless requested to do so by the Agent.

          (b) The Company shall, and shall cause each of its Subsidiaries to, at any time and from time to time upon the request of the Agent (in its sole discretion), (i) execute a first priority mortgage or deed of trust, as the case may be (subordinate only to such mortgages or deeds of trust as are necessary to permit the Company or such Subsidiary, as the case may be, to purchase such real estate), in favor of the Agent, for the benefit of the Agent and the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Required Lenders, (ii) provide the Lenders with title and extended coverage insurance covering such real estate in an amount equal to the purchase price of such real estate as well as a current ALTA survey thereof, together with a surveyor's certificate in form and substance reasonably satisfactory to the Required Lenders and (iii) provide the Lenders with environmental audits from environmental consultants reasonably acceptable to the Agent with respect to each such parcel of real estate.

          (c) If, after the Effective Date, the Company or any of its Subsidiaries shall acquire any stock of any corporation, the Company (i) shall (or, if such stock is acquired by a Subsidiary of the Company, the Company shall cause such Subsidiary to) execute and deliver to the Agent such pledge agreements and other documents and instruments as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security interest in such stock and shall deliver to the Agent the certificates representing such stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company (or such Subsidiary, as the case may be), (ii) shall, if such stock is all or substantially all of the stock of such corporation, cause such corporation (A) to guarantee the Extensions of Credit and other obligations hereunder, (B) to execute and deliver to the Agent such security agreements and other documents and instruments as the Agent or the Required Lenders reasonably deem necessary or advisable in order to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security interest in all assets of such corporation, (C) to take such additional actions as are necessary or advisable to grant to the Agent for the benefit of the Agent and the Lenders a perfected first priority security interest in the Collateral described in such security agreement and other documents and instruments with respect to such corporation, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by such security agreement or other documents and instruments or by law or as may be requested by the Agent and (D) in the event that such corporation has Subsidiaries of its own, to cause such Subsidiaries to execute and deliver such documents, instruments and agreements as may be necessary to cause such Subsidiaries to guarantee the Extensions of Credit and other obligations of the Company hereunder and to grant to the Agent, for the benefit of the Agent and the Lenders, a perfected first priority security instruments in all assets of such Subsidiaries and take the other relevant actions described above and (iii) shall, upon the request of the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent and the Required Lenders.

          (d) Notwithstanding the foregoing provisions of this subsection 9.14, the Agent and the Lenders hereby agree that the Company and its Subsidiaries shall not be required to grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in the assets or in more than 66% of the capital stock of any Subsidiary of the Company which is incorporated under the laws of a jurisdiction which is not within the United States of America, and no such non-United States Subsidiary shall be required to guarantee the obligations of the Company hereunder.

          9.15  Inventory.  The Company shall, and shall cause each of its
                ---------
Subsidiaries to:

          (a) provide that at all time all inventory of the Company and its Subsidiaries which is located in Public Warehouses shall be covered by non-negotiable warehouse receipts and shall instruct all such warehouses not to issue any negotiable warehouse receipts or other negotiable documents of title in respect thereof;

          (b) use its best efforts to cause each Public Warehouse in which Inventory of the Company or any of its Subsidiaries is located to deliver to the Agent an acknowledgement copy of a Warehousemen Notice; and

          (c) permit the Agent at any time and from time to time at the sole expense of the Company (including, without limitation, any out-of-pocket expenses of such auditors and a per diem fee equal to $200 per auditor per day) to conduct a field analysis of the Inventory of the Company to the extent necessary to permit the Agent to determine that (i) the inventory reports of the Company (including, without limitation, each Borrowing Base Certificate) are true and correct in all material respects, (ii) the Inventory listed thereon is in saleable condition and (iii) the Inventory control systems of the Company are adequate to properly monitor such inventory.

          9.16  Bank Accounts.  The Company shall, and shall cause each of its
                -------------
Subsidiaries to, notify the Agent and each Lender promptly of each bank account or other deposit account (including, without limitation, securities accounts) opened by the Company or such Subsidiary, as the case many be, and provide to the Agent and each Lender the account number, financial institution and location of each such bank or other deposit account. The Company shall, and shall cause each of its Subsidiaries to, notify each financial institution at which the Company and each of its Subsidiaries has a bank or other deposit account that such financial institution is irrevocably authorized to provide the Agent with all information which the Agent may from time to time request concerning each such account (including, without limitation, the amount on deposit therein).


          SECTION 10.  NEGATIVE COVENANTS

          From the date hereof and so long as any amount remains owing hereunder, under any Note or any Collateral Document, or the Commitments remain in effect, the Company covenants and agrees that:

          10.1 Limitation on Indebtedness  .  The Company shall not, and shall
               --------------------------
not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness in respect of the Loans, the Notes, and other obligations of the Company under this Agreement and under the Transfer Agreement or the Receivables Purchase Agreement;

          (b) Indebtedness of the Company and its Subsidiaries in respect of the deferred purchase price of fixed or capital assets or in the nature of Capital Leases in an aggregate principal amount (including the imputed principal amount of Capital Leases) not to exceed $5,000,000 at any one time outstanding;

          (c) Indebtedness of the Company and its Subsidiaries to each other to the extent permitted by subsection 10.5(e); and

          (d) Indebtedness not otherwise described in clauses (a) through (c) above not to exceed $250,000 in principal amount in the aggregate at any time outstanding.

          10.2 Limitation on Liens.  The Company shall not, and shall not
               -------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens in favor of the Agent, for the benefit of the Agent and the Lenders, created pursuant to the Collateral Documents;

          (b) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Agent, for the benefit of the Agent and the Lenders, in any of the Collateral;

          (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 10.1(b) in respect of the deferred purchase price of fixed or capital assets or in the nature of Capital Leases; provided
                                                                    --------
     that such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the amount of Indebtedness secured thereby is not increased;

          (h) Liens created pursuant to the Transfer Agreement or the Receivables Purchase Agreement; and

          (i) Liens in favor of Goodman Manufacturing Co. to secure purchase money Indebtedness owed to such vender, as consented to by the Agent in the consent letter dated September 4, 1996.

          10.3  Prohibition of Fundamental Changes.  Except as permitted in
                ----------------------------------
subsections 10.5 and 10.7, except for the transactions described in the Transfer Agreement and the License Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or tangible or intangible assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person.

          10.4  Limitation on Dividends and Restricted Payments.  The Company
                -----------------------------------------------
shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Company or any of its Subsidiaries, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries (collectively, "Restricted
                                                                      ----------
Payments"), except that (a) any Subsidiary of the Company may make Restricted
--------
Payments to the Company; and (b) subject to first complying with the provisions of subsection 6.1(b), the Company may make Restricted Payments in any one fiscal year of the Company, beginning with the fiscal year ending February 28, 1999, so long as the aggregate amount of such payments for any such fiscal year shall not exceed 75% of the Consolidated Net Income of the Company for the immediately preceding fiscal year (as reflected in the audited financial statements required by subsection 9.1(a) for such prior fiscal year of the Company, which financial statements must have been prepared in accordance with GAAP applied consistently throughout such fiscal year and certified with an Unqualified Opinion by an accountant of nationally recognized standings selected by the Company and acceptable to the Agent) and provided, further, that no such payment shall be
                             --------  -------
made pursuant to this clause (b) when any Default or Event of Default has occurred and is continuing.

          10.5  Limitation on Investments, Acquisitions, Loans and Advances.
                -----------------------------------------------------------
The Company shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of, or acquire by purchase or otherwise all or substantially all of the business, properties or assets of, or make any other investment in, any Person, except:

          (a) investments existing as of the Effective Date and described on
     Schedule 10.5 hereto;

          (b) extensions of trade credit in the ordinary course of business;

          (c) temporary investments in Cash Equivalents;

          (d) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment, relocation and other expenses in the ordinary course of business (provided that such loans and advances shall not exceed
                         --------
     $750,000 in the aggregate at any time outstanding);

          (e) loans, advances, extensions of credit, capital contributions and investments by the Company to or in its Wholly Owned Subsidiaries in an aggregate amount not to exceed $50,000 made in the ordinary course of business and loans, advances, extensions of credit, capital contributions and investments by Subsidiaries of the Company in the Company; and

          (f) the acquisition by purchase or otherwise of the capital stock of or all or substantially all of the business, properties or assets of any one or more Persons for aggregate consideration not to exceed $3,500,000 in any one such acquisition transaction or in any series of related acquisition transactions; provided that the aggregate consideration for all
                               --------
     acquisitions made pursuant to this paragraph (f) in any fiscal year of the Company shall not exceed $15,000,000.

          10.6  Limitation on Contingent Obligations.  The Company shall not,
                ------------------------------------
and shall not permit any of its Subsidiaries to agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable, directly or indirectly, for any Contingent Obligation, except (a) Contingent Obligations in respect of which the Company and its Subsidiaries are liable on the Effective Date and which are listed on Schedule 10.6 hereto and the primary obligations in respect of which are reflected on the financial statements of the Company described in subsection 7.1, (b) any guarantee made by a Subsidiary of the Company in favor of the Agent, for the benefit of the Agent and the Lenders, on account of obligations owing by the Company to the Agent and the Lenders hereunder and (c) pursuant to the terms of the Transfer Agreement or the Receivables Purchase Agreement.

          10.7  Limitation on Sale of Assets.  The Company shall not, nor shall
                ----------------------------
it permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except for:

          (a) sales of obsolete or worn out property, or other property in the ordinary course of business in connection with the acquisition of a replacement therefor;

          (b) sales of assets by the Company to any of its Subsidiaries or by any of the Company's Subsidiaries to the Company or another of its Subsidiaries made in the ordinary course of business and on an arm's-length basis;

          (c)  the sale of inventory in the ordinary course of business; and

          (d) the sale of Receivables pursuant to the Transfer Agreement and the Receivables Purchase Agreement.

          10.8  Financial Condition Covenants.  The Company shall not violate
                -----------------------------
any of the financial covenants set forth on Schedule 10.8 hereto.

          10.9  Fiscal Year.  The Company shall not, and shall not permit any of
                -----------
its Subsidiaries to, have a fiscal year which ends on a date other than February 28 or 29, as the case may be.

          10.10  Limitation on Affiliate Transactions.  The Company shall not,
                 ------------------------------------
nor shall it permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale or exchange of property or the rendering of any services, with any Subsidiary (other than a Wholly Owned Subsidiary of the Company) or Affiliate of the Company, unless such a transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not a Subsidiary or an Affiliate; provided, however, that nothing in this subsection
                            --------  -------
10.10 shall be deemed to prohibit the transactions described in the Transfer Agreement, in the License Agreement or in the Subordinated Demand Promissory Note.

          10.11  No Subsidiaries.  The Company shall not at any time acquire,
                 ---------------
establish or otherwise suffer to exist any Subsidiaries, other than the Subsidiaries listed on Schedule 7.16(a), which Subsidiaries shall not, in any event, have any meaningful assets, capital or liabilities or conduct any meaningful business.

          10.12  Accounting Treatment.  The Company shall not fail to take
                 --------------------
necessary actions including, without limitation, making appropriate entries in its accounting records, so that all amounts outstanding under this Agreement, whether principal, interest, fees, costs, expenses, reimbursement obligations or otherwise, constitute "Senior Indebtedness" (or the equivalent term) within the meaning of the indentures or other instruments under which any subordinated indebtedness (including, without limitation, the Subordinated Demand Promissory
Note) shall be outstanding.

          10.13  Maintenance of Business.  The Company shall not, and shall not
                 -----------------------
permit any of its Subsidiaries to, engage in any business other than those engaged on the date of this Agreement and those reasonably related thereto.

          10.14  Cancellation of Claims or Indebtedness.  The Company shall not,
                 --------------------------------------
and shall not permit any of its Subsidiaries to, cancel any claim or Indebtedness owing to it, except for reasonable consideration (which, under the circumstances, may be no consideration) and in the ordinary course of business.

          10.15  Environmental Matters.  (a)  The Company shall not, nor shall
                 ---------------------
it permit any of its Subsidiaries to, use or permit or suffer use of any property owned, operated or leased by the Company or any of its Subsidiaries, or conduct any activity or operations thereon in any manner which:

          (i) would involve or result in generation, manufacture, discharge, release, disposal, transportation, treatment, transmission, storage, usage or handling of Hazardous Materials or other toxic material at, upon, under, across or within any such property or any other property owned, operated or leased by the Company or any of its Subsidiaries or any part thereof, if such action is reasonably likely to result in a Material Adverse Effect; or

          (ii) would result in the discharge of pollutants or effluents into any water source or system or the discharge into the air of any emissions for which a permit would be required under any Requirement of Law or would result in groundwater contamination or soil contamination, but only if in each such case such discharge or contamination could reasonably be expected to have a Material Adverse Effect.

          (b) From and after the Effective Date, the Company shall not install or permit to be installed any Asbestos in any other property owned, operated or leased by the Company or any of its Subsidiaries or any part thereof.

          (c) The Company shall not, nor shall it permit any of its Subsidiaries to, install or suffer or permit installation or existence on, in or under any property owned, operated or leased by the Company or any of its Subsidiaries, of any underground or above-ground tanks for the storage of fuel oil, gasoline or other petroleum products or by-products or Hazardous Materials.

          10.16  Cash Management System.  The Company shall, and shall cause
                 ----------------------
each of its Subsidiaries to maintain a cash management system in accordance with Annex B hereto.

          10.17  Bank Accounts.  The Company shall not, nor shall it permit any
                 -------------
of its subsidiaries to establish or maintain, any bank accounts in the name of, or for the benefit of, the Company or any of its Subsidiaries, except for those accounts listed in Schedule 10.17 hereto, which is a complete list of all such accounts maintained by the Company and its Subsidiaries on the Effective Date, as such Schedule may be amended in accordance with Annex B hereto.

          SECTION 11.  EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following events:

          (a)  Payments.  Failure by the Company to pay any principal of or
               --------
     interest on any Note or to pay any fee or other amount payable hereunder (including, without limitation, any Reimbursement Obligation) when due, in accordance with the terms thereof or hereof; or

          (b)  Representations and Warranties.  Any representation or warranty
               ------------------------------
     made or deemed made by the Company in this Agreement or any other Loan Document to which it is a party or by any other Loan Party in any Loan Document to which it is a party, or made or deemed made or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

          (c)  Certain Covenants.  Default by the Company in the observance or
               -----------------
     performance of any agreement contained in Section 10; or

          (d)  Collateral Document Covenants.  Default by any Loan Party in the
               -----------------------------
     observance or performance of any agreement in the Collateral Documents to which it is a party if the effect of such default would be to impair in any material respect the value of, or impair the Lien of the Agent, for the ratable benefit of the Agent and the Lenders, on, the Collateral covered thereby, other than immaterial Collateral; or

          (e)  Other Covenants.  Default by any Loan Party in the observance or
               ---------------
     performance of any other agreement contained in this Agreement or any other Loan Document to which it is a party (other than as provided in paragraphs
     (a) through (e) of this Section 11) and the continuance of such default unremedied for a period of 30 days; or

          (f)  Effectiveness of Loan Documents.  If for any reason (other than
               -------------------------------
     any act on the part of the Agent or the Lenders) any Loan Document ceases to be in full force and effect or any Loan Party shall so assert or any of the Liens intended to be created by any Collateral Document (except in respect of immaterial Collateral) ceases to be or is not a valid and perfected Lien having the priority contemplated thereby; or

          (g)  Removal of Collateral.  Any of the assets of any Loan Party
               ---------------------
     having an aggregate fair market value of more than $250,000 shall be attached, seized, levied upon or subjected to a writ or distress warrant; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law; or

          (h)  Cross-Default.  Any Loan Party shall (i) default in any payment
               -------------
     of principal of or interest on any Indebtedness (other than the Notes and the Letter of Credit Obligations) or in the payment of any Contingent Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the lapse of time (or both) such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; provided, however, that a
                                                   --------  -------
     default, event or condition described in clause (i) or (ii) of this paragraph (i) shall not constitute an Event of Default under this Agreement unless, at the time of such default, defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (i) shall have occurred and be continuing with respect to Indebtedness and/or Contingent Obligations the outstanding principal amount of which exceeds in the aggregate $250,000; or

          (i)  Commencement of Bankruptcy or Reorganization Proceeding.  (i) Any
               -------------------------------------------------------
     Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i),
     (ii) or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (j)  ERISA.  (i) Any Person shall engage in any "prohibited
               -----
     transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur liability in connection with a withdrawal from, or the Insolvency or Reorganization of, all Multiemployer Plans or (vi) any other similar event or condition shall occur or exist, with respect to a Plan; and in each case with respect to clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate in excess of $250,000; or

          (k)  Judgments.  One or more judgments or decrees shall be entered
               ---------
     against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (l)  Environmental Liabilities.  If at any time the Company and its
               -------------------------
     Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $250,000; or

          (m)  Board of Directors.  (i) During any 12-month period, individuals
               ------------------
     who at the beginning of such period constituted the Company's board of directors, plus any new directors whose election by the Company's board of directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election had been so approved, cease for any reason (other than death, disability or retirement in accordance with the Company's existing policies) to constitute at least a majority of the Company's board of directors; or

          (n)  Material Adverse Effect.  Any other event, condition or change
               -----------------------
     shall have occurred with respect to the business, operations, properties, assets, management or condition (financial or otherwise) of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and such event, condition or change shall have continued unremedied for a period of 10 days after notice to the Company by the Agent;

then, and in any such event, (1) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) of paragraph (j) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (2) if such event is any other Event of Default, either or both of the following actions may be taken: (x) with the consent of the Majority Facility Lenders under the Revolving Credit Facility, the Agent may, or upon request of the Majority Facility Lenders under the Revolving Credit Facility, the Agent shall, by notice to the Company, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Commitments hereunder shall immediately terminate; and (y) with the consent of the Required Lenders, the Agent may, or upon request of the Required Lenders, the Agent shall, by notice to the Company, declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit and GE Guarantees that shall not have matured or with respect to which presentment for honor or demand for payment shall not have occurred, upon the termination of the Commitments and/or acceleration of the Loans, the Company shall cash collateralize such Letters of Credit and GE Guarantees in the manner set forth in subsection 5.1(c). Except as expressly provided above in this Section 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 12.  THE AGENT

          12.1  Appointment.  Each Lender hereby irrevocably designates and
                -----------
appoints General Electric Capital Corporation as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes General Electric Capital Corporation, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such power and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

          12.2  Delegation of Duties.  The Agent may execute any of its duties
                --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          12.3  Exculpatory Provisions.  Neither the Agent nor any of its
                ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Loan Party.

          12.4  Reliance by Agent.  The Agent shall be entitled to rely, and
                -----------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of those Lenders required by subsection 13.1 or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders or the Majority Facility Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          12.5  Notice of Default.  The Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or the Majority Facility Lenders, as applicable; provided that unless and until the Agent shall have
                        --------
received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          12.6  Non-Reliance on Agent and Other Lenders.  Each Lender expressly
                ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to hold the Notes held by it and make its Loans hereunder and participate in the Reimbursement Obligations and the Letters of Credit Obligations. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents, and make such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder and under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Loan Parties that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          12.7  Indemnification.  The Lenders agree to indemnify the Agent in
                ---------------
its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their pro
                                                                             ---
rata share of the outstanding principal amount of Loans and the Reimbursement
----
Obligations, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall
                                                  --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection 12.7 shall survive the payment of the Obligations.

          12.8  Agent in Its Individual Capacity.  The Agent and its Affiliates
                --------------------------------
may make loans to, and generally engage in any kind of business with, any Loan Party as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans and other Extensions of Credit made or renewed by it and any Note held by it, the Agent shall have the same rights and powers under this Agreement and under the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          12.9  Successor Agent.  The Agent may resign as Agent upon 30 days'
                ---------------
notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall (with the approval of the Company, which shall not be unreasonably withheld) appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this subsection 12.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          12.10  No Effect on any Loan Party.  The Lenders and the Agent agree
                 ---------------------------
that this Section 12 outlines the rights and responsibilities of the Agent and the Lenders as among themselves and is not intended to affect the rights or obligations of any Loan Party under the Loan Documents.


          SECTION 13.  MISCELLANEOUS

          13.1  Complete Agreement; Amendments and Waivers.  (a)  The Loan
                ------------------------------------------
Documents constitute the complete agreement among the Loan Parties, the Agent and the Lenders with respect to the subject matter hereof.

          (b) Except as provided in subsection 13.2(c) hereof, no amendment or supplement to or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and such Loan Party, and then such amendment, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment,
                                              --------
supplement, waiver or consent shall, unless in writing and signed by all of the Lenders and all Purchasing Institutions affected thereby, do any of the following: (i) increase any of the Commitments or subject any Lender or any Purchasing Institution to any additional financial obligations pursuant thereto, except that any Commitment of GE Capital may be changed by GE Capital and the Company; (ii) except pursuant to amendments, waivers or consents relating to subsections 6.1(a), (c) and (b) or any definition used therein, reduce the principal of, or interest on, the Notes or other amounts payable hereunder (including, without limitation, the Reimbursement Obligations), except that amounts payable only to GE Capital may be reduced by GE Capital unilaterally;
(iii) except pursuant to amendments, waivers or consents relating to subsections 6.1(a), (c) and (b) or any definition used therein, postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder (including, without limitation, the Reimbursement Obligations), except that amounts payable only to GE Capital may be postponed by GE Capital unilaterally; (iv) change the number of Lenders and Purchasing Institutions or the aggregate unpaid principal amount of the Notes or the Letter of Credit Obligations that, in either case, shall be required for the Lenders and the Purchasing Institutions or any of them to take any action hereunder; (v) release or discharge any Loan Party from the performance of its obligations under any of the Loan Documents to which it is a party; (vi) release all or substantially all of the Collateral from the Liens created by the Collateral Documents; or (vii) amend subsection 6.13 or this subsection 13.1; and provided, further, that any
                                                   --------  -------
amendment or supplement to, or modification of, this Agreement or waiver of a Default or an Event of Default hereunder that would have the effect of (w) reinstating the obligations of the Lenders to make Loans or incur Letter of Credit Obligations from and after the date such obligations have been terminated or (x) changing the terms of or obligation to make Loans or incur Letter of Credit Obligations, shall require the affirmative consent thereto of holders of Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans then outstanding and Reimbursement Obligations then outstanding or, in the event that at such date there are no Loans then outstanding or Reimbursement

Obligations then outstanding, then Lenders having at least 66-2/3% of the Commitments; and provided, further, that (y) no amendment, supplement, waiver or
                 --------  -------
consent shall, unless in writing and signed by the Agent in addition to the Lenders and Purchasing Institutions required above to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any Loan Document and (z) no amendment, waiver or consent shall, unless in writing and signed by GE Capital in addition to the Lenders and Purchasing Institutions required above to take such action, affect the rights or duties of GE Capital as the Person incurring the Letter of Credit Obligations or making the Swingline Loans or amend, supplement or otherwise modify the provisions of Section 4 or 5.

          13.2  Successors and Assigns; Participations; Purchasers.  (a)  This
                --------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the Lenders, all future holders of the Notes and their respective successors and assigns. No Loan Party may sell, assign or transfer any of the Loan Documents or any portion thereof including, without limitation, such Loan Party's rights, title, interests, remedies, powers and duties hereunder or thereunder, except in connection with transactions permitted by subsection 10.3.

          (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities (each, a "Participant")
                                                      -----------
participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any Reimbursement Obligation owing to such Lender, any Letter of Credit Obligation or any other interest of such Lender hereunder. In the event of any such sale by a Lender to a Participant, such Lender's obligations hereunder to the other parties hereto shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes hereunder and each Loan Party shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder.

          (c) Any Lender may, in accordance with applicable law, at any time and from time to time sell, assign and transfer to one or more banks or financial institutions (each, a "Purchasing Institution") all or any part of its
                                 ----------------------
rights and obligations under this Agreement or any of the Notes or Reimbursement Obligation owed to it or its Letter of Credit Obligations pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit F hereto (each, a "Commitment Transfer Supplement"), executed by such Purchasing
          ------------------------------
Institution and the Agent and delivered to the Agent for its acceptance and recording in the Register; provided, however, that each such Commitment Transfer
                           --------  -------
Supplement between a Lender and a Purchasing Institution that is not then a Lender or an Affiliate thereof also shall be subject to the consent (which consent shall not be unreasonably withheld) of, and shall be executed by, the Company and the Agent (but such consent of the Company shall not be required if an Event of Default is then continuing). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date (as defined in the Commitment Transfer Supplement) specified in such Commitment Transfer Supplement, (i) the Purchasing Institution thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with respect to the Loans and other Extensions of Credit as set forth therein and (ii) such transferor Lender shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations hereunder. Such Commitment Transfer Supplement shall be deemed

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

to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Institution and any resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Institution of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Company shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Purchasing Institution in an amount equal to the Commitment or Commitments assumed by it pursuant to such Commitment Transfer Supplement and a new Note or Notes to the order of such transferor Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered Note or Notes, shall be dated the Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby. The Note or Notes surrendered by such transferor Lender shall be delivered by such transferor Lender to the Agent and returned by the Agent to the Company marked "cancelled".

          (d)  The Agent shall maintain at its address referred to in subsection
13.3 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the
               --------
Lenders and the Commitment of and principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Institution (and, to the extent required pursuant to subsection 13.2(c), by the Company) together with payment to the Agent of a registration and processing fee of $5,000, and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

          (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Institution (each, a "Transferee") and any prospective Transferee
                                    ----------
any and all financial information in such Lender's possession concerning the Loan Parties and their Affiliates that has been delivered to the Agent or such Lender by or on behalf of the Company pursuant hereto or that has been delivered to the Agent or such Lender by or on behalf of the Company in connection with the Agent's or such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party hereto.

          (g) If, pursuant to this subsection 13.2, any interest in this Agreement or any Note is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State or other political subdivision thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Company) that under applicable law and treaties, no taxes will be required to be withheld by the Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans and other Extensions of Credit, (ii) to furnish to the transferor Lender, the Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Company) to provide the transferor Lender, the Agent and the Company a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) The Company shall use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of permitted participations in or permitted assignments of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda.

          13.3 Notices.  All notices, consents, requests and demands to or
               -------
upon the respective parties hereto to be effective shall be in writing or by telegraph, telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received, addressed as follows to the Company, the Agent and the Lenders or to such other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Notes:

     The Company:  Pameco Corporation
                         1000 Center Place
                         Norcross, Georgia  30093
                         Telecopy:  (770) 798-0621
                         Attn:  Chief Financial Officer

     with a copy to:     Kilpatrick Stockton LLP
                         1100 Peachtree Street
                         Atlanta, Georgia  30309
                         Telecopy:  (404) 815-6555
                         Attn:  James Steinberg, Esq.

     The Agent           General Electric Capital Corporation
      and GE Capital:    201 High Ridge Road
                         Stamford, Connecticut  06927-5100
                         Telecopy:  (203) 316-7821
                         Attn:  Vice President - Portfolio
                                Commercial Finance

     with a copy to:     Simpson Thacher & Bartlett
                         425 Lexington Avenue
                         New York, New York  10017
                         Telecopy:  (212) 455-2502
                         Attn:  Stephen Feder, Esq.

     The other Lenders:  To the address set forth with its signature below.

          13.4 No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay

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

in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          13.5 Survival of Representations and Warranties.  All
               ------------------------------------------
representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          13.6 Payment of Expenses and Taxes; Indemnities.  (a)
               ------------------------------------------

The Company hereby agrees (a) to pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent, each Lender and each Transferee for all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel and consultants to the Agent, each Lender and each Transferee, (c) to pay, indemnify, and hold each Lender and each Transferee harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents (other than any such taxes relating to the transfer of any Note by the holder thereof), and (d) to pay, indemnify, and hold the Agent, each Lender and each Transferee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of the Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"); provided that the
                              -----------------------    --------
Company shall have no obligation hereunder to the Agent, any Lender or any Transferee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Person. The agreements in this subsection 13.6 shall survive repayment of the Obligations.

          (b) To the extent that the Company fails to pay any amount required to be paid by it to the Agent or the Swingline Lender under paragraph (a) of this Section, each Lender severally agrees to pay to the Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or
                               --------
indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent, or the Swingline Lender in its capacity as such.

          13.7 MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
               ---------------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE

MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO DESIRE APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE AGENT, THE LENDERS, THE TRANSFEREES AND THE COMPANY INTEND THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE AGENT, THE LENDERS, THE TRANSFEREES AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

          13.8  SUBMISSION TO JURISDICTION; WAIVERS.  THE COMPANY HEREBY
                -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SUBSECTION 13.3 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

          (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION 13.8 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

          13.9 Further Assurances.  The Company agrees that at any time and
               ------------------
from time to time upon the written request of the Agent, the Company shall, and shall cause its Subsidiaries to, execute and deliver such further documents and do such further acts and things as the Agent or the Lenders may reasonably request in order to effect the purposes of this Agreement and the other Loan Documents.

          13.10  Acknowledgements.  The Company hereby acknowledges that:
                 ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship to any Loan Party, and the relationship between Agent and Lenders, on one hand, and the Company and the other Loan Parties, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among the Company or any other Loan Party and the Lenders.

          13.11  Severability.  Any provision of this Agreement that is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.12  Counterparts.  This Agreement may be executed on any number of
                 ------------
separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          13.13  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND
                 -------------
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCEPT, IN THE CASE OF THE COLLATERAL DOCUMENTS, TO THE EXTENT OTHERWISE PROVIDED THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                              PAMECO CORPORATION


                              By:
                                  Title:

                              GENERAL ELECTRIC CAPITAL
                                CORPORATION, as Agent
                                and as a Lender


                              By:
                                  Title: